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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
AMR Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

                        April 21, 2006

Dear Stockholder,

             You are cordially invited to attend AMR Corporation's 2006 Annual Meeting of Stockholders to be held on Wednesday, May 17, 2006 at 8:00 a.m. (local time), at the American Airlines Training & Conference Center in Fort Worth, Texas. Enclosed with this Notice of Annual Meeting of Stockholders and Proxy Statement is our Annual Report for 2005 (which contains our Annual Report on Form 10-K for the fiscal year ended December 31, 2005).

             Stockholders of record at the close of business on March 20, 2006 are entitled to vote at the annual meeting. Whether or not you plan to attend, we encourage you to read the proxy statement and vote to ensure that as many shares as possible are represented. You may vote by completing, signing, dating and returning the enclosed proxy card in the envelope provided, or by following the Internet or telephone voting procedures described on the proxy card. Also, to help significantly reduce printing and mailing costs, we encourage you to sign up for future electronic delivery of our annual reports, proxy statements and other stockholder communication materials. For more information, see "Electronic Delivery Of Proxy Documents" on page 1 of the proxy statement.

             If you plan to attend the annual meeting, please indicate your plans when you cast your vote by telephone or Internet, or mark the appropriate box on the proxy card. Admission to the annual meeting will be by ticket only or other proof of stock ownership. Please bring the admission ticket that is printed on, or included with, the proxy card. For your convenience, a map and directions to the American Airlines Training & Conference Center are provided on the back cover of this booklet and on the admission ticket.

Sincerely yours,

Gerard J. Arpey Chairman, President and Chief Executive Officer

P.O. Box 619616, MD 5675, Dallas/Fort Worth International Airport, TX 75261-9616

2006 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
TABLE OF CONTENTS

OFFICIAL NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	(i)
ELECTRONIC DELIVERY OF PROXY DOCUMENTS	1
ABOUT THE ANNUAL MEETING	1
What is the purpose of the annual meeting?	1
How are votes counted?	1
What happens if additional matters are presented at the annual meeting?	2
What are the Board's recommendations?	2
Who will bear the cost of soliciting proxies for the annual meeting?	2
Who is entitled to vote at the annual meeting?	3
What is the quorum for the annual meeting?	3
How do I vote?	3
When will Internet and telephone voting facilities close?	4
Can I change my vote after I have voted?	4
Who can attend the annual meeting?	4
Where is the annual meeting?	4
When and where can I find the voting results of the annual meeting?	4
INFORMATION REGARDING THE BOARD OF DIRECTORS	5
Board Committees and Number of Committee Meetings	5
Number of Board Meetings; Attendance at Board, Committee and Annual Meetings	5
Self-Assessment	5
Board Committee Roles; Charters	6
Director Nominees	7
Compensation Committee Interlocks and Insider Participation	8
Director Independence; Board Governance Policies	8
Majority Voting	9
Compensation of Directors	9
Standards of Business Conduct for Employees and Directors	11
Executive Sessions and the Lead Director	12
Continuing Education	12
Contacting the Board of Directors	12
OWNERSHIP OF SECURITIES	13
Securities Owned by Directors and Executive Officers	13
Securities Owned by Certain Beneficial Owners	16
EXECUTIVE COMPENSATION	17
Summary Compensation Table	17
Stock Options Granted	19
Stock Option Exercises and December 31, 2005 Stock Option Value	20
Long Term Incentive Plan Awards	21
Pension Plan	22
Pension Plan Table	22
COMPENSATION COMMITTEE REPORT	23
Overall Policy	23
Discussion	24
Other Matters	27
OTHER MATTERS INVOLVING EXECUTIVE OFFICERS	28
Executive Termination Benefits Agreements	28
AUDIT COMMITTEE REPORT	29
Number of Meetings, Nature of Reviews, Independence of Members, Charter, Meetings with Management and the Independent Auditors	29
FEES PAID TO ERNST & YOUNG LLP	30
PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS	30
CORPORATE PERFORMANCE	31
Cumulative Total Returns on $100 Investment on December 31, 2000	31
PROPOSAL 1—ELECTION OF DIRECTORS	32
NOMINEES FOR ELECTION AS DIRECTORS	32
PROPOSAL 2—RATIFICATION OF AUDITORS	36
STOCKHOLDER PROPOSALS	37
PROPOSAL 3—STOCKHOLDER PROPOSAL RELATING TO TERM LIMITS FOR NON-EMPLOYEE DIRECTORS	37
PROPOSAL 4—STOCKHOLDER PROPOSAL RELATING TO A DIRECTOR ELECTION VOTE THRESHOLD	38
PROPOSAL 5—STOCKHOLDER PROPOSAL RELATING TO AN INDEPENDENT BOARD CHAIRMAN	40
PROPOSAL 6—STOCKHOLDER PROPOSAL RELATING TO CUMULATIVE VOTING	42
OTHER MATTERS	44
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	44
ADDITIONAL INFORMATION	44
Stockholder Proposals/Nominations	44
IMPORTANT INFORMATION CONCERNING THE AMR CORPORATION ANNUAL MEETING AND DIRECTIONS TO THE AMERICAN AIRLINES TRAINING & CONFERENCE CENTER	Back Cover

P.O. Box 619616, MD 5675, Dallas/Fort Worth International Airport, TX 75261-9616

OFFICIAL NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	Registration Begins:	7:15 a.m., Central Daylight Time
	Meeting Begins:	8:00 a.m., Central Daylight Time
DATE	Wednesday, May 17, 2006
PLACE	American Airlines Training & Conference Center Flagship Auditorium 4501 Highway 360 South Fort Worth, Texas 76155
ITEMS OF BUSINESS	(1)	to elect thirteen directors;
	(2)	to ratify the selection by the Audit Committee of Ernst & Young LLP as independent auditors for AMR Corporation for the year ending December 31, 2006;
	(3)	to consider four stockholder proposals; and
	(4)	to transact such other matters as may properly come before the annual meeting or any adjournments thereof.
RECORD DATE	You are entitled to vote at the annual meeting if you were a stockholder of record at the close of business on Monday, March 20, 2006.
FINANCIAL STATEMENTS
Audited financial statements for the year ended December 31, 2005, and the related Management's Discussion and Analysis of Financial Condition and Results of Operations are included in our Annual Report on Form 10-K, which is contained in the Annual Report to Stockholders included in this mailing.
ANNUAL MEETING ADMISSION
To attend the annual meeting you must have an admission ticket (printed on, or included with, the proxy card) or other proof of beneficial ownership of AMR Corporation shares (such as a statement from your broker reflecting your stock ownership as of March 20, 2006). Stockholders may also be asked for a valid picture identification.
VOTING BY PROXY
Your vote is important. Please vote by using the Internet, by telephone or by signing and returning the enclosed proxy card as soon as possible to ensure your representation at the annual meeting. Your proxy card contains instructions for each of these voting options.

                          By Order of the Board of Directors,

                          Charles D. MarLett
                           Corporate Secretary

April 21, 2006

(i)

P.O. Box 619616, MD 5675, Dallas/Fort Worth International Airport, TX 75261-9616

PROXY STATEMENT

Annual Meeting Of Stockholders
May 17, 2006

        This Proxy Statement and the form of proxy are being mailed to stockholders on or around April 21, 2006, in connection with a solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of AMR Corporation ("AMR", the "Corporation" or the "Company") for use at the annual meeting of stockholders to be held on May 17, 2006. This Proxy Statement also includes information regarding AMR's wholly-owned and principal subsidiary, American Airlines, Inc. ("American"). The annual meeting of stockholders will be held at the American Airlines Training & Conference Center ("AATCC"), Flagship Auditorium, 4501 Highway 360 South, Fort Worth, Texas 76155, on Wednesday, May 17, 2006, at 8:00 a.m., Central Daylight Time ("CDT"). A map of the area and directions to AATCC can be found on the back cover of this Proxy Statement and on the admission ticket. The physical address of the Corporation's principal executive offices is AMR Corporation, 4333 Amon Carter Boulevard, MD 5675, Fort Worth, Texas 76155; the mailing address is set forth above.

ELECTRONIC DELIVERY OF PROXY DOCUMENTS

        AMR's official Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2005 are available on AMR's Internet website located at www.aa.com/investorrelations by clicking on the "Company Reports" link.

        As an alternative to receiving printed copies of these materials in future years, you may elect to receive and access future annual meeting materials electronically. If your shares are registered directly in your name ("Record Holder") with American Stock Transfer & Trust Company ("AST"), our stock registrar and transfer agent, you can choose to receive and access future annual meeting materials electronically by going to the website www.amstock.com and clicking on "Shareholder Services" or by following the instructions provided when voting via the Internet.

        If your shares of AMR stock are held in a brokerage account or through some other third party ("Street Name"), please refer to the information provided by your bank, broker or nominee for instructions on how to elect to view future annual meeting materials over the Internet.

ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

        The purpose of the annual meeting of stockholders is to allow you to act upon matters which are outlined in the accompanying notice. These matters include the election of directors, the ratification of the selection by the Audit Committee of the Corporation's independent auditors for the 2006 fiscal year and the consideration of four stockholder proposals. Also, AMR's management will report on the performance of the Corporation during 2005.

How are votes counted?

        With respect to the election of directors, you either may vote "FOR" all or less than all of the nominated directors or your vote may be "WITHHELD" as to one or more of them. The nominated directors will be elected by a plurality of the votes cast at the annual meeting. This means that the 13 persons receiving the highest number of "FOR" votes at the annual meeting will be elected. A majority of the votes cast at the annual meeting is required to approve each of the other five proposals. With respect to these five proposals, you may vote "FOR", "AGAINST" or "ABSTAIN". If you "ABSTAIN", it will have the same effect as a vote "AGAINST".

        If you are a Record Holder, you may vote your shares in person at the annual meeting, through the mail, by telephone or by the Internet, each as described on the proxy card (see also "How do I vote?" on the next page for more information). If you sign your proxy card and provide no further instructions, your shares will be voted: "FOR" proposals 1 (as to all nominated directors) and 2; and "AGAINST" proposals 3, 4, 5 and 6; and, with respect to any matters that properly come before the meeting, the vote will be determined in the discretion of Gerard J. Arpey, David L. Boren and Ann M. Korologos (the "Proxies").

        If you hold your shares in Street Name, follow the instructions on the voting card you receive from your broker (see also "How do I vote?" on the next page for more information). If you sign your voting instructions card and provide no further instructions, your shares will be voted: "FOR" proposals 1 (as to all nominated directors) and 2; and "AGAINST" proposals 3, 4, 5 and 6; and, with respect to any matters that properly come before the meeting, the vote will be determined in the discretion of the Proxies. Please note that the election of directors and the ratification of appointment of the Company's independent auditors (Proposals 1 and 2, respectively) are discretionary items under the voting procedures of the New York Stock Exchange ("NYSE"). Member brokers of the NYSE who do not receive voting instructions from the beneficial owners may vote such shares in their discretion with respect to these two proposals. Proposals 3, 4, 5 and 6 are non-discretionary items and may not be voted upon by NYSE member brokers in their discretion. If you do not submit voting instructions and if your broker does not have discretion to vote your shares on a proposal, your shares will not be counted in determining the outcome of the vote on these proposals.

        See also "Majority Voting" on page 9 for more information regarding the election of directors beginning with the 2007 annual meeting.

What happens if additional matters are presented at the annual meeting?

        Other than the six proposals earlier described in this Proxy Statement, we are not aware of any other business to be presented at the annual meeting. If you sign and return the proxy card or the voting instructions card, the Proxies will have the discretion to vote your shares on any additional matters presented at the annual meeting. If for any reason any director nominee cannot stand for election at the annual meeting, the Proxies will vote your shares for such candidate as may be nominated by the Board.

What are the Board's recommendations?

        The Board's recommendations are included with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

  •
  for the election of the nominated slate of directors (Proposal 1);

  •
  for the ratification of the selection by the Audit Committee of Ernst & Young LLP ("Ernst & Young") as the Corporation's independent auditors for the year ending December 31, 2006 (Proposal 2); and

  •
  against approval of Stockholder Proposals 3, 4, 5 and 6.

Who will bear the cost of soliciting proxies for the annual meeting?

        The Company will pay the cost of this solicitation. In addition to using regular mail, proxies may be solicited by directors, officers, employees or agents of the Corporation or its subsidiaries, in person or by telephone, facsimile, e-mail or other means of electronic communication. AMR will also request brokers or nominees who hold common stock in their names to forward proxy materials to the beneficial owners of such stock at the Corporation's expense. To aid in the solicitation of proxies, the Corporation has retained D.F. King & Co., a firm of professional proxy solicitors, at an estimated fee of $9,000 plus reimbursement of normal expenses.

Who is entitled to vote at the annual meeting?

        Only stockholders of record at the close of business on March 20, 2006 (the "Record Date") are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the annual meeting. If you were a stockholder of record on the Record Date, you will be entitled to vote all of the shares that you held on the Record Date at the annual meeting, or any postponements or adjournments thereof. On the Record Date, the Corporation had outstanding 187,891,277 shares of common stock. Each stockholder will be entitled to one vote in person or by proxy for each share of stock held.

        If you are an employee/participant holding shares of the Corporation's common stock as an investment option under the $uper $aver 401(k) Plan (the "Company Stock 401k Option" or "Option"), you will receive one proxy card for all the shares that you own through the Option. The proxy card will serve as your voting instruction card for the investment manager of the Option (United States Trust Company, N.A.). To allow sufficient time for the investment manager to vote your Option shares, the investment manager must receive your voting instructions by May 12, 2006. The number of shares you are eligible to vote is based on your unit balance in the Option on the Record Date. If the investment manager does not receive your instructions by that date, it will vote your Option shares in the same proportion as shares for which instructions were received from other employee/participants in the Option. As of the Record Date, the Company Stock 401k Option held an aggregate 988,822 shares of the Corporation's common stock on behalf of employee/participants.

        Please note that having unexercised stock options under (a) the 2003 Employee Stock Incentive Plan or (b) the 1997 Pilots Stock Option Plan, in and of itself, is not sufficient to entitle the holder of such options to vote at or attend the annual meeting.

What is the quorum for the annual meeting?

        The presence, in person or by proxy, of the holders of at least one-third of the issued and outstanding shares entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted as present for determining whether a quorum exists. If a quorum is not present in person or represented by proxies at the annual meeting, the holders of shares entitled to vote at the annual meeting who are present in person or represented by proxies will have the power to adjourn the annual meeting from time to time until a quorum is present in person or represented by proxies. At any such adjourned meeting at which a quorum will be present in person or represented by proxies, any business may be transacted that might have been transacted at the original meeting.

How do I vote?

        Stockholders of record on the Record Date may vote by any one of the following methods:

  •
  In person at the annual meeting.

  •
  By Internet. If you are a Record Holder you can vote on the Internet at the website address shown on your proxy card. The Internet voting procedure is designed to authenticate your identity and allow you to vote your shares. It will also confirm that your instructions have been properly recorded. If you hold your shares in Street Name, the availability of Internet voting will depend on the voting process of your bank or broker. Please follow the Internet voting instructions found on the form you receive from your bank or broker. If you elect to vote using the Internet, you may incur telecommunication and/or Internet access charges for which you are responsible.

  •
  By telephone. If you are a Record Holder you can vote by telephone using the telephone number shown on your proxy card. The telephone voting procedure is designed to authenticate your identity and allow you to vote your shares. It will also confirm that your instructions have been properly recorded. If hold your shares in Street Name, the availability of telephone voting will depend on the voting process of your bank or broker. Please follow the telephone voting instructions found on the form you receive from your bank or broker.

  •
  By mail. You can vote by mail by completing, signing and returning the enclosed proxy card or voting instructions card in the postage paid envelope provided. Your shares will be voted in accordance with your directions provided on the applicable card.

When will Internet and telephone voting facilities close?

        The Internet voting facilities will close at 11:59 p.m. CDT, on May 16, 2006. The telephone voting facilities will be available until the annual meeting begins at 8:00 a.m. CDT, on May 17, 2006.

Can I change my vote after I have voted?

        Yes, even after you have submitted your proxy, as a stockholder of record on the Record Date you may change your vote at any time before the annual meeting begins by filing with the Corporate Secretary of the Corporation a notice of revocation, a properly executed, later-dated proxy, or by attending and voting your shares at the annual meeting.

Who can attend the annual meeting?

        Stockholders as of the Record Date, or their duly appointed proxies, may attend the meeting. The Flagship Auditorium (which is the site of the annual meeting) can accommodate 275 people. Provided there is adequate room for all stockholders wishing to attend the meeting, one guest may accompany each stockholder. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 7:15 a.m. CDT, on May 17, 2006, in the reception area outside the Flagship Auditorium. The doors to the Flagship Auditorium will open at 7:45 a.m. CDT.

        If you plan to attend the annual meeting, you must have an admission ticket. This ticket is printed on, or included with, the proxy card. If you do not have an admission ticket, you will need to bring other proof of beneficial ownership of AMR Corporation stock, such as a copy of a statement from your broker reflecting your stock ownership as of the Record Date. Stockholders and their guests may also be asked for a valid picture identification. If you do not have valid picture identification and either an admission ticket or appropriate documentation that you own AMR stock, you may not be admitted to the meeting. All stockholders and their guests will be required to check-in at the registration desk.

Where is the annual meeting?

        The annual meeting of stockholders will be held at the American Airlines Training & Conference Center, Flagship Auditorium, 4501 Highway 360 South, Fort Worth, Texas 76155, on Wednesday, May 17, 2006, at 8:00 a.m. CDT. A map of the area and directions can be found on the back cover of this Proxy Statement and on the admission ticket.

When and where can I find the voting results of the annual meeting?

        We intend to announce the preliminary voting results at the conclusion of the annual meeting. We will endeavor to post the official results to our Investor Relations website (www.aa.com/investorrelations) within two weeks of the annual meeting. The official results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal year 2006.

INFORMATION REGARDING THE BOARD OF DIRECTORS

Board Committees and Number of Committee Meetings

        The Board of Directors has standing Audit, Compensation, Diversity and Nominating / Corporate Governance Committees. All members of the Audit Committee are independent in accordance with the listing standards of the NYSE (the "NYSE Listing Standards"), the requirements of the Securities and Exchange Commission (the "SEC") and our independence criteria. In addition, all members of the Compensation Committee, the Diversity Committee and the Nominating / Corporate Governance Committee are independent in accordance with the NYSE Listing Standards and our independence criteria. The committees of the Board on which the members of the Board of Directors serve on the Record Date are identified below. Messrs. Arpey and Brennan and Mrs. Korologos are not members of any of the Board Committees. Prior to May 18, 2005, however, Mrs. Korologos was a member of the Nominating / Corporate Governance Committee. Joe M. Rodgers, a member of the Board since 1989, retired from the Board of Directors effective April 3, 2006.

Director	Audit Committee	Compensation Committee	Diversity Committee	Nominating / Corporate Governance Committee

John W. Bachmann	X(Chair)		X

David L. Boren		X		X

Armando M. Codina		X		X(Chair)

Earl G. Graves			X(Chair)

Michael A. Miles		X(Chair)

Philip J. Purcell		X	X

Ray M. Robinson	X			X

Joe M. Rodgers	X			X

Judith Rodin		X	X

Matthew K. Rose	X

Roger T. Staubach	X		X

Number of Committee Meetings in 2005:	9	5	5	5

Number of Board Meetings; Attendance at Board, Committee and Annual Meetings

        Regular meetings of the Board of Directors are generally held eight times per year, and special meetings are scheduled when required. The Board held eight regular meetings in 2005 (two of which were by telephone conference) and six special meetings, one of which was by telephone conference. During 2005, each director attended at least 75% of the sum of the total number of meetings of the Board and each committee of which he or she was a member. The Corporation encourages each director to attend the annual meeting. Last year, all directors (except for Mr. Purcell who was unable to attend since he was at a business conference in Asia) attended the annual meeting of stockholders.

Self-Assessment

        In January of each year, the Board of Directors and the standing committees of the Board of Directors each conduct a self-assessment of the performance and execution of their duties.

Board Committee Roles; Charters

        Each of the Audit, Compensation, Diversity and Nominating / Corporate Governance Committees has a charter and the charter details the responsibilities of each committee. The charters for all the standing committees of the Board are set forth on the Corporation's Investor Relations website located at www.aa.com/investorrelations by clicking on the "Corporate Governance" link. The charters are also available in print to any stockholder who so requests. Such a request should be sent to the Corporate Secretary at the address set forth on page 44 of this Proxy Statement. The following is a summary of the responsibilities of each of the standing committees.

  Audit Committee

  •
  Selects and retains the independent auditors

  •
  Approves in advance the services rendered by, and the fees paid to, the independent auditors

  •
  Monitors compliance with the Corporation's Standards of Business Conduct program

  •
  Periodically reviews the organization and structure of the Internal Audit department

  •
  Reviews:

  •
  the scope and results of the annual audit (including the independent auditors' assessment of internal controls)

  •
  quarterly financial information with representatives of management and the independent auditors

  •
  the Corporation's consolidated financial statements

  •
  the scope of non-audit services provided by the independent auditors

  •
  the Corporation's periodic filings (Form 10-K and Form 10-Qs) filed with the SEC, including the section regarding Management's Discussion and Analysis of Financial Condition and Results of Operations

  •
  the risk management policies of the Corporation

  •
  other aspects of the Corporation's relationship with the independent auditors, including a letter on the independence of the auditors

    Please see the Audit Committee Report on page 29 for more information.

  Compensation Committee

  •
  Formulates and approves the compensation and benefit programs for the officers of the Corporation and its subsidiaries

  •
  Approves the compensation of the Corporation's Chief Executive Officer ("CEO") based on an evaluation of the CEO's performance

  •
  Approves and monitors the Corporation's annual incentive program and its stock, stock-based and other compensation programs

  •
  Retains a compensation consultant to perform an annual review of executive compensation

    Please see the Compensation Committee Report on page 23 for more information.

  Diversity Committee

  •
  Provides oversight, counsel and guidance to senior management at American, the Corporation's other subsidiaries and the Board on issues related to diversity and inclusion, including, but not limited to:

  •
  Equal Employment Opportunity policies

  •
  Hiring practices

  •
  Employee retention issues

  •
  Corporate procurement decisions

  •
  Work environment

  •
  Monitors and oversees the development and implementation of diversity policies, programs and procedures, to ensure that they are appropriate to, and assist in the fulfillment of, the Corporation's responsibilities to its internal and external minority constituencies

  •
  Explores a wide spectrum of the Corporation's operations to assist the Corporation in promoting its diversity efforts

  Nominating / Corporate Governance Committee

  •
  Evaluates the performance of the Board, the standing Committees and the CEO

  •
  Recommends candidates for officer positions and reviews with the CEO succession planning for senior positions at the Corporation and its subsidiaries

  •
  Proposes a slate of directors for election by the stockholders at the annual meeting

  •
  Nominates candidates to fill any vacancies on the Board (see "Director Nominees", below)

  •
  Determines the optimal size of the Board

  •
  Reviews the compensation of the directors

  •
  Considers the qualifications of stockholder and self-nominated director nominees in accordance with pre-established guidelines

  •
  Develops and reviews the Board's Governance Policies (the "Policies")

  •
  Monitors and reviews succession planning for the CEO

  •
  Reviews any proposed changes to the Company's Certificate of Incorporation, its Bylaws and the charters of the standing Committees

  •
  Reviews stockholder proposals for the annual meeting and the Company's responses thereto

Director Nominees

        As noted above, the Nominating / Corporate Governance Committee is responsible for recommending to the Board the nominees for election as directors. To fulfill this role, the Committee reviews annually the optimal size of the Board and its make-up to determine the qualifications and the areas of expertise needed to further enhance the Board's composition. Among other things, when assessing a candidate's qualifications (including a self-nominee or a candidate nominated by a stockholder), the committee considers: the number of other boards on which the candidate serves, including public and private company boards as well as not-for-profit boards; other business and professional commitments of the candidate; the need of the Board at that time for directors having certain skills and experience; the potential for any conflicts between the Corporation's interests and the interests of the candidate; the ability of the candidate to fulfill the independence standards required of directors; the ability of the candidate to add value to the work of the standing committees of the Board; and the diversity, in the broadest sense, of the directors then comprising the Board. In addition, all directors are expected (a) to exercise their best business judgment when acting on behalf of the Company, (b) to represent the interests of all of the Company's stockholders, (c) to act ethically at all times and (d) to adhere to the standards of business ethics applicable to all directors (see the discussion under "Standards of Business Conduct for Employees and Directors" on page 11). The Committee considers all of these qualities when determining whether to recommend a candidate for a director position. In the past the Committee has decided that it did not need to use a search firm to assist it in identifying suitable candidates for director positions. In 2006, however, it is anticipated that the Committee will retain a search firm to assist in locating candidates for future vacancies on the Board. The Committee will consider stockholder nominees in the event a vacancy exists on the Board. In 2005, two individuals self-nominated themselves (each a "Self-Nominated Candidate") for election to the Board. Upon a review of the credentials of each Self-Nominated Candidate, the Nominating / Corporate Governance Committee determined that the experience and skills-set of each Self-Nominated Candidate did not fulfill the then current needs of the Board. The Lead Director (as defined on page 12) notified in writing each Self-Nominated Candidate of the decision by the Nominating / Corporate Governance Committee. See "Additional Information" on page 44 for further details on submitting nominations for director positions.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee are Messrs. Boren, Codina, Miles and Purcell and Dr. Rodin. None of the members of the Compensation Committee was at any time during 2005, or at any other time, an officer or employee of the Corporation. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or the Compensation Committee.

Director Independence; Board Governance Policies

        The Board has approved the Policies which govern certain of the Board's procedures and protocols. The Policies are set forth on the Corporation's Investor Relations website located at www.aa.com/investorrelations by clicking on the "Corporate Governance" link. The Policies are also available in print to any stockholder who so requests. Such a request should be sent to the Corporate Secretary at the address set forth on page 44 of this Proxy Statement.

        Among other things, the Policies establish the standards for determining the independence of the directors. In general, the Policies provide that a director will be independent if the director has no material relationship (directly or indirectly) with the Company. A relationship is "material" if it would interfere with the director's independent judgment. To assist the Nominating / Corporate Governance Committee in determining whether a relationship is material, the Board has established guidelines in the Policies. In general the guidelines provide that a director will not be independent if, within certain time parameters:

  a)
  The director has been employed by the Company or if an immediate family member of the director has been employed by the Company as an officer;

  b)
  The director has been affiliated with the Company's independent auditor or if an immediate family member of the director has been so affiliated;

  c)
  The director was employed by a company when an executive officer of the Company served on that company's compensation committee;

  d)
  An immediate family member of the director was an officer of a company at a time when an executive officer of the Company served on that company's compensation committee;

  e)
  The director or an immediate family member of the director is an executive officer of, or otherwise affiliated with, a non-profit organization to which the Company makes payments in excess of $100,000;

  f)
  The director received compensation from the Company other than retainers, fees and/or travel for service as a director; or

  g)
  The director is an executive officer of a company that does business with the Company and to which the Company makes, or from which the Company receives, payments in excess of $1,000,000 or 2% of the Company's or the other company's consolidated gross annual revenues (whichever is greater).

  Note: the foregoing ((a) through (g)) is a summary of the independence guidelines and is subject to the guidelines as set forth in the Policies.

        In making its independence determination of the directors, the Nominating / Corporate Governance Committee reviewed the following transactions between the Company and companies where one of the directors served as an executive officer.

        During 2005, American advertised in, and sponsored events hosted by, Black Enterprise magazine. Mr. Graves is the Chairman of Earl G. Graves, Limited, which publishes that magazine. During 2005, the payments made to Earl G. Graves, Limited, constituted less than 2% of the 2005 revenues of each of the Corporation and Earl G. Graves, Limited.

        In 2005, Morgan Stanley provided financial services, fueling services and aircraft leasing services to the Corporation. Mr. Purcell was the Chairman and Chief Executive Officer of Morgan Stanley until July 1, 2005, when he retired. During 2005, the payments made to Morgan Stanley constituted less than 2% of the 2005 revenues of each of the Corporation and Morgan Stanley.

        Pursuant to its Policies, the Nominating / Corporate Governance Committee has determined, and the Board has agreed, that the payments made in 2005 to Earl G. Graves, Limited and Morgan Stanley are within the guidelines for director independence established by the Board. Accordingly, each of Messrs. Graves and Purcell qualifies as an independent director.

        With respect to Messrs. Bachmann, Boren, Brennan, Codina, Miles, Robinson, Rose and Staubach and Mrs. Korologos and Dr. Rodin, the Nominating / Corporate Governance Committee has determined, and the Board has agreed, that each is independent in accordance with guidelines for director independence as established by the Board. Mr. Arpey, since he is an employee of the Company, is not independent.

Majority Voting

        The Board and the Company are committed to the highest standards of corporate governance. Consistent with this commitment, the Board recently revised its Policies so that beginning with the election of directors at the Company's annual meeting in 2007, any nominee for director who receives a greater number of votes "WITHHELD" than votes "FOR" (a "Majority Withheld Vote") in an uncontested election will be required to promptly tender his or her resignation to the Nominating / Corporate Governance Committee. The Nominating / Corporate Governance Committee will consider the best interests of the Company and its stockholders and recommend to a committee of independent directors of the Board whether to accept the tendered resignation or to take some other action. This committee of the Board, composed only of those directors who did not receive a Majority Withheld Vote, will consider the Nominating / Corporate Governance Committee's recommendation and take action within 90 days following the uncontested election. Thereafter, the committee's decision and an explanation of how the decision was reached will be publicly disclosed. If one or more members of the Nominating / Corporate Governance Committee receive a Majority Withheld Vote, then the Board will create a special committee of independent directors who did not receive a Majority Withheld Vote to consider the resignation offers of all directors receiving a Majority Withheld Vote and determine whether to accept the tendered resignation(s) or to take some other action and promptly disclose their decision. Any director who receives a Majority Withheld Vote and tenders his or her resignation will not participate in the committee determination, unless the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer independent directors. The foregoing is a summary of the director resignation procedure. The entire procedure is set forth in Section 18 of the Policies, which is available on the Corporation's Investor Relations website located at www.aa.com/investorrelations by clicking on the "Corporate Governance" link. The Polices are also available in print to any stockholder who so requests. Such a request should be sent to the Corporate Secretary at the address set forth on page 44 of this proxy statement.

Compensation of Directors

Annual Grants / Units

        Under the 2004 Directors Unit Incentive Plan (the "DUIP"), non-employee directors each receive an annual award of 2,610 deferred units (the "DUIP Units"). These units will be converted to cash and paid to the director within six months after the date on which the director ceases to be a member of the Board (the "Departure Date"). The DUIP is the successor plan to the 1994 Director's Stock Incentive Plan (the "SIP"), which expired in 2004. Information regarding the number of deferred shares granted to individual directors under the SIP ("SIP Shares") can be found on page 15 of this Proxy Statement.

        In addition to the annual award of DUIP Units pursuant to the DUIP, the Corporation provides to non-employee directors who were elected after May 15, 1996, an additional annual grant of 710 DUIP Units. This additional grant is in lieu of their participation in a pension plan described below under the heading "Pension / Retirement". These additional DUIP Units will be converted to cash and paid to the director within six months after the Departure Date. Messrs. Bachmann, Miles, Purcell, Robinson, Rose and Staubach and Dr. Rodin are each eligible to receive this additional annual grant in 2006 (assuming their election at the 2006 annual meeting).

        These grants of DUIP Units occur annually in July. Within six months of the Departure Date, a payment will be made to a former director equal to the number of DUIP Units held multiplied by the average fair market value ("FMV") of the Corporation's common stock on the Departure Date. Additional information regarding the DUIP is available on the Corporation's Investor Relations website located at www.aa.com/investorrelations by clicking on the "Corporate Governance" link.

        From 1999 to 2005, the Corporation maintained a Stock Appreciation Rights Plan for non-employee directors (the "SAR Plan"). Under the SAR Plan, each non-employee director received an annual award of 1,185 stock appreciation rights ("SARs"). The SARs entitle the director upon exercise to receive in cash the excess of the FMV of the Corporation's common stock on the exercise date over the SAR's exercise price, which is the FMV of the Corporation's common stock on the SAR's grant date. The SARs fully vest on the first anniversary of their grant and expire on the tenth anniversary of their grant. The SARs may be exercised only during certain defined "window" periods, which are generally the 20 business days following the Corporation's release of quarterly earnings. The SAR Plan was terminated in 2005. SARs previously granted remain available for exercise (although many of the SARs have no in-the-money value).

Retainers / Fees

        Each non-employee director of the Corporation receives an annual retainer of $20,000 for service on the Board of Directors, an annual retainer of $3,000 for service as Lead Director or for service on one or more standing Committees of the Board and $1,000 for attending, or otherwise participating in, a Board meeting (regular or special) or a Committee meeting. Notwithstanding the foregoing, the maximum payment for meeting attendance or participation is $1,000 per day, regardless of the number of meetings actually attended in that day. Since he is an employee of American, Mr. Arpey does not receive any compensation for his service on the Board. In 2005 each director deferred payment of these retainers and fees. Under this deferral the directors are awarded deferred stock units ("Fee Units"). The Fee Units will be distributed in cash to the director within six months of his/her departure from the Board.

Pension / Retirement

        The Corporation provides a pension benefit to each non-employee director who was elected to the Board on or before May 15, 1996. Messrs. Boren, Brennan, Codina, Graves and Rodgers and Mrs. Korologos are eligible to receive this benefit. Upon his or her retirement from the Board, each of these directors is entitled to receive $20,000 per year until the later of the death of the director or the director's spouse. The retirement age for directors is age 70, unless otherwise extended by the Board. In light of the challenges facing the Corporation and the need to retain qualified and experienced directors, the Board has extended to age 73 the retirement age for Mr. Brennan (who is the Lead Director) and to age 72 the retirement age for Mr. Graves.

Other Compensation

        In addition to the retainers and meeting fees, and as part of a director's compensation package, a non-employee director, a non-employee director's spouse or companion, and a non-employee director's dependent children are provided complimentary transportation on American and American Eagle Airlines, Inc. A non-employee director is reimbursed for any taxes assessed on this complimentary travel. Mr. Arpey, as an employee of American, pays service charges for his use of employee travel privileges in an amount equal to those paid by all other employees of American.

        The following table provides information concerning retainers, meeting fees, travel benefits and tax reimbursements paid to or earned by the Board of Directors during 2005.

Director	Deferred Retainers and Fees ($)	Travel ($)(1)

John W. Bachmann	38,000	58,208

David L. Boren	38,000	25,431

Edward A. Brennan	38,000	3,431

Armando M. Codina	38,000	13,202

Earl G. Graves	36,000	41,646

Ann M. Korologos	34,000	23,728

Michael A. Miles	37,000	4,252

Philip J. Purcell	36,000	22,429

Ray M. Robinson (2)	18,500	1,140

Joe M. Rodgers	38,000	6,130

Judith Rodin	35,000	68,833

Matthew K. Rose (3)	40,835	14,074

Roger T. Staubach	35,000	19,878

  (1)
  The amounts shown in this column represent the total of (A) the value of travel taken in 2005 by the director and his/her spouse, companion or dependent children and (B) tax reimbursements paid in 2005 for travel.

  (2)
  Mr. Robinson was first elected to the Board in July 2005.

  (3)
  Mr. Rose was first elected to the Board in November 2004. The amount shown under Deferred Retainers and Fees for Mr. Rose includes the pro-rata share of his 2004 retainer and fees, which were awarded in January 2005.

Standards of Business Conduct for Employees and Directors

        The Company has standards for business conduct that are applicable to all employees. The standards for business conduct is entitled Standards of Business Conduct (the "Standards") and is designed to help employees resolve ethical issues in an increasingly complex business environment. The Standards apply to all employees, including without limitation, the Chief Executive Officer, the Chief Financial Officer, the General Counsel and Chief Compliance Officer, the Controller, the Treasurer, the Corporate Secretary and the General Auditor. The Standards cover several topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws and regulations. A copy of the Standards is available on the Corporation's Investor Relations website located at www.aa.com/investorrelations by clicking on the "Standards of Business Conduct" link.

        The Board of Directors has adopted a Code of Ethics and Conflicts of Interest Policy (the "Code of Ethics") applicable to the Board of Directors. The Code of Ethics is designed, among other things, to assist the directors in recognizing and resolving ethical issues. A copy of the Code of Ethics is available on the Corporation's Investor Relations website located at www.aa.com/investorrelations by clicking on the "Corporate Governance" link.

        The Company may post amendments to or waivers of, if any, the provisions of the Standards and/or the Code of Ethics with respect to any director and/or executive officer on the foregoing website. Furthermore, the Standards or the Code of Ethics are available in print to any stockholder who so requests. Such a request should be sent to the Corporate Secretary at the address set forth on page 44 of this Proxy Statement.

Executive Sessions and the Lead Director

        Non-employee directors meet regularly throughout the year without management. These "executive sessions" are held at least twice per year in conjunction with the January and July regular meetings of the Board. A previously designated director (the "Lead Director") chairs these executive sessions. The Lead Director is Mr. Brennan. Mr. Brennan has frequent contact with Mr. Arpey and the other members of the Corporation's senior management throughout the year. Executive sessions may be scheduled by the Lead Director, the Chair of the Nominating / Corporate Governance Committee or at the request of the Board. In 2005, executive sessions were held in January, May and July.

Continuing Education

        The Company encourages its directors to attend seminars and conferences relating to, among other things, board governance practices and the functioning of the Board's principle committees. The Company will reimburse the director for any costs associated with the conference (including the attendant travel expenses). In 2005 Messrs. Codina and Rodgers attended such conferences.

Contacting the Board of Directors

        The Board of Directors has approved procedures to facilitate communications between the directors and employees, stockholders and other interested third parties. Pursuant to these procedures, a person who desires to contact the Lead Director, a standing committee of the Board, the Board as a whole or any individual director may do so in writing addressed as follows:

AMR Corporation
The Board of Directors
P.O. Box 619616, MD 5675
Dallas/Fort Worth International Airport, Texas 75261-9616

        These procedures are available on the Corporation's Investor Relations website located at www.aa.com/investorrelations by clicking on the "Corporate Governance" link. Upon receipt, the communication will be distributed to the Lead Director, to another director or to an executive officer as appropriate, in each case depending on the facts and circumstances outlined in the communication. For example: a letter concerning a stockholder nominee would be sent to the Chair of the Nominating / Corporate Governance Committee; a complaint regarding accounting or internal accounting controls would be forwarded to the Chair of the Audit Committee and the General Auditor for review; and a complaint regarding passenger service would be sent to the executive officer responsible for customer services. The Corporate Secretary periodically reviews (at least quarterly) with the Nominating / Corporate Governance Committee data about the number and types of stockholder communications received, the nature of the communications, to whom the communication was directed, the number of responses sent and, as applicable, the ultimate disposition of any communication. The Board has approved this process.

OWNERSHIP OF SECURITIES

Securities Owned By Directors and Executive Officers

        As of March 30, 2006 (unless otherwise indicated), (a) each non-employee director, (b) the individuals named in the Summary Compensation Table and (c) all directors and executive officers as a group, owned shares of the Corporation's common stock; had been granted rights to such common stock in the form of stock options or deferred shares; or had been granted rights or units that derived their value by reference to such common stock (e.g., Fee Units, DUIP Units, deferred units, SARs, Performance Units), all as indicated in the following table. Definitions for certain of the terms found in this paragraph, the table and the footnotes to the table can be found in the discussion of Compensation of Directors, the footnotes to the Summary Compensation Table or the Compensation Committee Report. The indicated percentage of beneficial ownership is based on 187,891,277 shares of common stock outstanding on the Record Date.

        Unless otherwise indicated in the footnotes, each person listed in the following table has sole voting and investment power over the shares shown as beneficially owned by that person.

        Unless otherwise indicated in the footnotes, the address for each listed person is c/o P.O. Box 619616, MD 5675, Dallas/Fort Worth International Airport, TX 75261-9616.

Name	AMR Corporation Common Stock (#)	Percent of Class (%)

Gerard J. Arpey(1)	1,522,880	*

John W. Bachmann(2)	30,730	*

David L. Boren(2)	33,360	*

Edward A. Brennan(2)	70,217	*

Armando M. Codina(2)	46,287	*

Earl G. Graves(2)	34,338	*

Ann M. Korologos(2)	41,559	*

Michael A. Miles(2)	41,111	*

Philip J. Purcell(2)	46,697	*

Ray M. Robinson(2)	1,000	*

Joe M. Rodgers(2)(3)	41,336	*

Judith Rodin(2)	39,053	*

Matthew K. Rose(2)	8,914	*

Roger T. Staubach(2)	34,148	*

Daniel P. Garton(1)	1,074,750	*

James A. Beer(1)	0	*

Gary F. Kennedy(1)	448,132	*

Robert W. Reding(1)	413,100	*

Directors and executive officers as a group (26 persons)(4)	9,010,036	4.8

*
Percentage does not exceed 1% of the total outstanding class.

(Footnotes continued on next two pages)

(1)
Vested options are currently exercisable. Unvested options will vest during the period April 2006 through March 2011. Performance Shares are pursuant to the 2004-2006 Performance Share Plan for Officers and Key Employees, as Amended and Restated March 29, 2006 (the "2004/2006 Plan") and the Performance Units are pursuant to the 2005-2007 Performance Unit Plan for Officers and Key Employees, as Amended and Restated March 29, 2006 (the "2005/2007 Plan"). These Performance Shares and Performance Units derive their value from the FMV of the Corporation's common stock and are scheduled to vest (subject to the attainment of specified performance criteria) at the end of 2006 and 2007. Performance Shares from the 2004/2006 Plan will be paid in a combination of cash and stock. It is anticipated that this cash payment and stock distribution will occur in April 2007. Performance Units from the 2005/2007 Plan will be paid in cash or an alternative means of distribution that may be determined by the Board. It is anticipated that this cash payment will occur in April 2008. Deferred units were granted in July 2005 and vest on the third anniversary of their grant date. Their value is derived from the FMV of the Corporation's common stock on the date of vesting. Career Equity Shares vest upon retirement (with pro-rata vesting in the event of death, disability, early retirement between the age of 55 or 60, or termination not for cause). Career Performance Shares vest in ten years upon the attainment of certain performance criteria. Deferred shares were granted in July 2004 and vest on the third anniversary of their grant date. See the Compensation Committee Report for further information regarding these items.

Named Executive Officer	Unexercised Vested Options	Unvested Options	2004-2006 Performance Shares (A)	2005-2007 Performance Units	2004 Deferred Shares	2005 Deferred Units	Career Equity Shares	Career Performance Shares

Arpey	651,690	301,400	236,250	140,000	0	24,000	99,540	58,000

Garton	535,960	198,400	120,750	77,600	26,000	16,500	99,540	0

Beer (B)	0	0	0	0	0	0	0	0

Kennedy	104,247	144,900	89,250	57,000	0	10,000	42,660	0

Reding	93,950	162,900	89,250	57,000	0	10,000	0	0

  (A)
  The number of Performance Shares shown in this column represent the maximum possible award, which may not be achieved if certain corporate objectives or performance criteria are not attained at the end of the three-year measurement period.

  (B)
  Effective February 27, 2006, Mr. Beer resigned his position with the Company and forfeited all stock-based compensation previously awarded to him. Subsequent to his resignation, Mr. Beer sold all shares of the Corporation's common stock he then owned.

(2)
SIP Shares will be delivered to the director within six months after the director's Departure Date. The SIP was terminated in accordance with its terms in May 2004. The DUIP Units will be cashed-out within six months after the director's Departure Date. The Fee Units will be cashed-out at the end of the deferral period (which is generally the director's retirement). The SARs operate similarly to stock options. See "Compensation for Directors" for further information on the SIP Shares, DUIP Units, Fee Units and SARs.

Director	SIP Shares	DUIP Units	Fee Units	SARs

Bachmann	4,266	5,453	15,956	3,555

Boren	12,322	4,032	9,496	7,110

Brennan	13,270	4,032	43,805	7,110

Codina	12,322	4,032	21,823	7,110

Graves	12,322	4,032	9,274	7,110

Korologos	13,270	4,032	9,347	7,110

Miles	6,399	5,453	9,519	4,740

Purcell	8,532	5,453	16,787	5,925

Robinson (A)	0	0	0	0

Rodgers	13,270	4,032	14,924	7,110

Rodin	12,798	5,453	13,692	7,110

Rose (B)	0	3,320	4,594	0

Staubach	4,266	5,453	15,874	3,555

  (A)
  Mr. Robinson was elected to the Board in July 2005. The SIP was terminated in accordance with its terms in May 2004, prior to Mr. Robinson's initial election. The SAR Plan was likewise terminated prior to Mr. Robinson's election. Upon Mr. Robinson's election at the 2006 annual meeting of stockholders, Mr. Robinson will be eligible to receive the annual unit grant under the DUIP (see page 9 of this Proxy Statement for further information).

  (B)
  Mr. Rose was elected to the Board in November 2004. The SIP was terminated in accordance with its terms in May 2004, prior to Mr. Rose's initial election. The SAR Plan was likewise terminated prior to any grants being made to Mr. Rose.

(3)
Includes 2,000 shares held by JMR Investments over which Mr. Rodgers has shared voting and investment power.

(4)
Includes: stock options for 5,125,688 shares of the Corporation's common stock and 780,690 shares of deferred stock each granted under the LTIP or the 2003 Employee Stock Incentive Plan (the "ESIP"); 113,037 SIP Shares; 54,777 DUIP Units; 185,091 Fee Units and 67,545 SARs. Also includes: 1,454,250 Performance Shares under the 2004/2006 Plan and 751,400 Performance Units under the 2005/2007 Plan; and 159,000 deferred units. Stock options representing 2,988,188 shares of common stock are vested and currently exercisable. The remaining options will vest during the period from April 2006 through March 2011. The deferred shares are comprised of: (i) 586,690 Career Equity Shares that are scheduled to vest at age 60 (with pro-rata vesting in the event of death, retirement between the ages of 55 and 60, disability or termination not for cause each occurring before attaining age 60); (ii) 136,000 deferred shares that are scheduled to vest during the period January 2007 through March 2009; and (iii) 58,000 Career Performance Shares which will vest in ten years subject to the attainment of certain performance criteria. Performance Shares and Performance Units derive their value from the market price of the Corporation's common stock and are scheduled to vest (subject to the attainment of specified performance criteria) at the end of 2006 (Performance Shares) and 2007 (Performance Units). The deferred shares are scheduled to vest in July 2007. The deferred units are scheduled to vest in July 2008. Deferred shares and deferred units derive their value from the FMV of the Corporation's common stock on the vesting date.

        Holders of: unvested and/or unexercised options; deferred shares under the LTIP, the ESIP and/or the SIP; DUIP Units; Fee Units; SARs; deferred units; Performance Shares; and Performance Units, do not have voting or dispositive power with regard to such options, deferred shares, rights or units.

Securities Owned By Certain Beneficial Owners

        The following table presents information known to the Corporation about the beneficial ownership of common stock as of December 31, 2005, by all persons and entities who the Corporation believes beneficially own 5% or more of the Corporation's outstanding common stock. The information below is included in reliance on reports filed with the SEC by such entities, except that the percentage is based upon calculations made in reliance upon the number of shares of common stock reported to be beneficially owned by such entity in such report as of the date of such report and the number of shares of common stock outstanding on December 31, 2005.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Class (%)

FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	24,090,523(1)	13.19

Hall Phoenix/Inwood, Ltd. 6801 Gaylord Parkway, Suite 100 Frisco, Texas 75034	12,400,000(2)	6.79

PRIMECAP Management Company. 225 South Lake Avenue #400 Pasadena, California 91101	15,082,245(3)	8.26

Trafelet & Company, LLC 900 Third Avenue, 5th Floor New York, New York 10022	9,904,700(4)	5.42

Vanguard Chester Funds – Vanguard PRIMECAP Fund 100 Vanguard Blvd. Malvern, Pennsylvania 19355	9,300,000(5)	5.09

Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	12,315,470(6)	6.74

(1)
Based on an Amendment No. 5 to Schedule 13G filed April 10, 2006, FMR Corp. ("FMR") and Edward C. Johnson 3d, Chairman of FMR, on behalf of FMR's direct and indirect subsidiaries, Fidelity Management & Research Company, Fidelity International Limited, Fidelity Management Trust Company and Strategic Advisers, Inc., reported that these entities beneficially own and have sole dispositive power over 24,090,523 shares of the Corporation's common stock and sole voting power over 7,050,207 of such shares and shared voting and shared dispositive power over none of such shares.

(2)
The filing group includes: Hall Phoenix/Inwood, Ltd., Phoenix/Inwood Corporation, Search Financial Services, LP, Hall Search GP, LLC and Craig Hall (the "Reporting Persons"). Based on an Amendment No. 3 to Schedule 13D filed July 7, 2005, the Reporting Persons jointly reported beneficially owning 12,400,000 shares of the Corporation's common stock. Hall Phoenix/Inwood, Ltd. reports having sole voting power and sole dispositive power over all of such shares and shared voting power and shared dispositive power of none of such shares. Phoenix/Inwood Corporation, Search Financial Services, LP, and Hall Search GP, LLC and Craig Hall report having shared dispositive power over all of such shares and sole and shared voting power and sole dispositive power over none of such shares.

(3)
Based on Amendment No. 15 to Schedule 13G filed February 8, 2006, PRIMECAP Management Company reported that it beneficially owns and has sole dispositive power over 15,082,245 shares of the Corporation's common stock, sole voting power over 2,107,245 of such shares, and shared voting and shared dispositive power over none of such shares.

(4)
Based on a Schedule 13G filed jointly on January 20, 2006 by Trafelet & Company, LLC and Remy W. Trafelet, the filing parties report having shared voting power and shared dispositive power as to 9,904,700 beneficially owned shares of the Corporation's common stock and sole voting and sole dispositive power over none of such shares.

(5)
Based on Amendment No. 6 to Schedule 13G filed February 13, 2006, Vanguard Chester Funds-Vanguard PRIMECAP Fund reported that it beneficially owns and has sole voting power over 9,300,000 shares of the Corporation's common stock, and has sole dispositive power, shared voting power and shared dispositive power over none of such shares.

(6)
Based on Amendment No. 2 to Schedule 13G filed February 14, 2006, Wellington Management Company, LLP reported that it beneficially owns and has shared dispositive power over 12,315,470 shares of the Corporation's common stock, shared voting power over 4,436,800 of such shares, and sole voting and sole dispositive power over none of such shares.

EXECUTIVE COMPENSATION

        The following Summary Compensation Table sets forth the compensation for the past three years paid to: (i) the individuals who, as of December 31, 2005, were the four most highly compensated executive officers of the Corporation (other than the Chief Executive Officer) whose aggregate current remuneration exceeded $100,000; and (ii) Mr. Arpey, who served as the Chief Executive Officer of the Corporation in 2005. Messrs. Arpey, Garton, Beer, Kennedy and Reding are collectively referenced in this Proxy Statement as the "named executive officers".

Summary Compensation Table

Long Term Compensation

		Annual Compensation			Awards		Payouts

Name and Principal Position	Year	Salary ($)(1)	Bonus ($) (2)	Other Annual Compensation ($)	Restricted Stock Awards ($) (3)	Securities Underlying Options/SARs (#) (4)	LTIP Payouts ($) (5)	All Other Compensation ($)(6)

Gerard J. Arpey	2005 2004 2003	526,620 518,837 535,275	0 0 0	0 0 0	327,960 0 0	95,000 172,000 0	0 130,061 151,020	250 200 0

Daniel P. Garton	2005 2004 2003	479,349 454,197 467,275	0 0 0	0 0 0	225,473 230,802 0	59,200 75,000 84,000	1,895,355 130,061 151,020	250 200 0

James A. Beer	2005 2004 2003	472,580 422,333 N/A	0 0 N/A	0 0 N/A	225,473 117,135 N/A	59,200 111,000 N/A	0 59,119 N/A	250 200 N/A

Gary F. Kennedy	2005 2004 2003	427,700 409,050 345,954	0 0 0	0 0 0	136,650 0 0	38,500 58,000 94,000	1,550,745 98,531 65,442	250 200 0

Robert W. Reding	2005 2004 2003	431,850 419,150 315,200	0 0 0	0 0 0	136,650 0 0	38,500 58,000 114,000	1,550,745 114,296 65,442	250 200 0

Gerard J. Arpey:	Chairman, President and Chief Executive Officer of the Corporation and American
Daniel P. Garton:	Executive Vice President of the Corporation and Executive Vice President Marketing of American
James A. Beer:
Senior Vice President and Chief Financial Officer of the Corporation and Senior Vice President – Finance and Chief Financial Officer of American. No data are shown for Mr. Beer in 2003 because he was not an executive officer of the Corporation at any time in that year. Mr. Beer resigned from the Company effective February 27, 2006.
Gary F. Kennedy:	Senior Vice President, General Counsel and Chief Compliance Officer of the Corporation and Senior Vice President, General Counsel and Chief Compliance Officer of American
Robert W. Reding:	Senior Vice President – Technical Operations of American

(Footnotes on next page)

(1)
These amounts include: promotional increases in base salary for Messrs. Kennedy and Reding (in 2003) and Mr. Beer (in 2004); a uniform 1.5% increase in base salary in May 2004 and May 2005; and salary increases in 2005 for Messrs. Garton, Beer, Kennedy and Reding.

(2)
No bonus payments were made under American's incentive compensation plans for 2003 because performance criteria were not satisfied. Similarly, in 2004 and 2005 no payments were made under the financial component of the 2004 and 2005 Annual Incentive Plans, because the financial performance criteria were not satisfied. Payments made in 2004 and 2005 under the Customer Service component of the 2004 and 2005 Annual Incentive Plans can be found in the Summary Compensation Table under the column entitled "All Other Compensation".

(3)
The awards shown in 2005 are deferred units. The value shown for the awards is based on the FMV of the Corporation's Common Stock on the grant date – $13.67 on July 25, 2005. These awards will vest on the third anniversary of grant (assuming the recipient remains in the employ of the Company at the time of vesting). In cases of death, disability, retirement or termination not for cause before the third anniversary, there is pro-rata vesting. See the related discussion of these deferred units in the Compensation Committee Report.

  The following table sets forth information concerning restricted stock awards (and includes data for shares of deferred common stock as well) made prior to January 1, 2006.

Restricted Stock; Total Shares and Value
Name	Total Number of Restricted Shares Held at December 31, 2005 (#) (A)	Aggregate Market Value of Restricted Shares Held at December 31, 2005 ($) (B)

Arpey	393,790	8,753,952

Garton	246,290	5,475,027

Beer (C)	154,398	3,432,268

Kennedy	131,910	2,932,359

Reding	89,250	1,984,028

  (A)
  For the named executive officers these amounts consist of: (i) (for Messrs. Arpey, Garton, Beer and Kennedy) shares of deferred common stock issued under the 1988 and 1998 Long Term Incentive Plans, as amended (the "LTIP") which vest at retirement (Career Equity Shares); (ii) (for each named executive officer) Performance Shares under the 2004/2006 Plan; (iii) (for Mr. Garton) additional shares of deferred common stock issued under the LTIP which vest in 2007; and (iv) (for Mr. Arpey) additional shares of deferred stock issued under the LTIP pursuant to the Career Performance Share Program. See the related discussion in the Compensation Committee Report.

  (B)
  These amounts are based on the closing price of the Corporation's common stock of $22.23 on the NYSE on December 31, 2005.

  (C)
  Mr. Beer resigned from the Company effective February 27, 2006. Upon his resignation he forfeited all stock-based awards including all stock option awards, deferred shares and all grants under the Career Equity Plan.

(4)
These amounts represent the number of shares of the Corporation's common stock that may be acquired upon exercise of stock options granted in 2003, 2004 and 2005.

(5)
For 2005, the amount represents the sum of (i) a cash payment and (ii) the value of stock distributed to the named executive officer pursuant to the 2003/2005 Plan. The 2003/2005 Plan paid awards at 175% of target.

  For 2004, this amount represents a cash payment in exchange for performance shares granted under the Performance Share Plan for 2002 – 2004 (the "2002/2004 Plan").

  For 2003, this amount represents (a) for Messrs. Arpey and Garton, the value of performance shares under the Performance Share Plan for 2001 – 2003 (the "2001/2003 Plan") as of the date of distribution and (b) for the other named executive officers, a cash payment in exchange for performance shares granted under the 2001/2003 Plan.

(6)
The amounts shown for 2005 were paid under the customer service component of the 2005 Annual Incentive Plan (the "2005 AIP"). Similarly, the amounts shown in 2004 were paid under the customer service component of the 2004 Annual Incentive Plan (the "2004 AIP"). See the Compensation Committee Report for more information about these payments in 2005.

Stock Options Granted

        The following table contains information about stock options granted during 2005 by the Corporation to the named executive officers. The value of options granted in 2005 (as shown in the table) are calculated under a Black-Scholes model, a mathematical formula used to value options. The actual amount, if any, realized upon the exercise of stock options will depend upon the difference by which the market price of the Corporation's common stock on the date of exercise exceeds the exercise price. There is no assurance that the values reflected in this table will actually be realized.

Options/SAR Grants in Last Fiscal Year Individual Grants

Name	Securities Underlying Options/SARs Granted (#)	Percent of Total Options/SARs Granted to Employees in 2005 (%)	Exercise or Base Price Per Share ($)(1)	Expiration Date	Hypothetical Present Value at Date of Grant ($)(2)

Arpey	95,000	16.4	13.67	7/25/2015	601,350

Garton	59,200	10.2	13.67	7/25/2015	374,736

Beer (3)	59,200	10.2	13.67	7/25/2015	374,736

Kennedy	38,500	6.6	13.67	7/25/2015	243,705

Reding	38,500	6.6	13.67	7/25/2015	243,705

(1)
Options have a term of ten years and have an exercise price equal to the average market price of the Corporation's common stock on the date of grant. They become exercisable at the rate of 20% per year over a five-year period. Upon a "change-in-control" as defined under "Other Matters Involving Executive Officers-Executive Termination Benefits Agreements" (see page 28), the vesting of the options will be accelerated and all options will become immediately exercisable. For the named executive officers, the grant date for the options was July 25, 2005.

(2)
The Black-Scholes model, which is used to calculate the hypothetical value of an option at the date of grant, considers a number of factors to estimate the present value of the options. These factors include: (i) the volatility of the stock prior to the grant date; (ii) the exercise period of the option; (iii) interest rates; and (iv) the expected dividend yield of the stock. The assumptions used in the valuation of the options granted July 25, 2005 were: stock price volatility—55%; exercise period—4.0 years; interest rate—3.9%; and dividend yield—0.0%.

(3)
As noted earlier, upon his resignation from the Company, Mr. Beer forfeited these options as well as all other stock options previously granted to him.

Stock Option Exercises and December 31, 2005 Stock Option Value

        The following table contains information about stock options (if any) exercised during 2005 by the named executive officers and the number and value of unexercised in-the-money options held at December 31, 2005. The actual amount, if any, realized upon the exercise of stock options will depend upon the amount by which the market price of the Corporation's common stock on the date of exercise exceeds the exercise price. A stock option, which has immediate value only if the market price of the Corporation's common stock is above the option's exercise price, has a term of ten years.

Aggregated Option/SAR Exercises in 2005 and December 31, 2005 Option/SAR Values
			Number of Securities Underlying Unexercised Options/SARs December 31, 2005 (#)	Value of Unexercised In-the-Money Options/SARs December 31, 2005 ($)(1)
	Shares Acquired on Exercise (#)	Value Realized ($)
Name
			Exercisable / Unexercisable	Exercisable / Unexercisable

Arpey	0	0	634,890 / 318,200	633,385 / 2,651,048

Garton	0	0	589,090 / 215,200	762,417 / 1,890,348

Beer (2)	26,200	98,309	101,342 / 180,000	88,720 / 1,767,516

Kennedy	12,000	125,904	140,113 / 156,500	485,833 / 1,734,312

Reding	20,000	152,660	125,550 / 168,500	450,575 / 1,864,752

(1)
These amounts are based on the closing price of the Corporation's common stock of $22.23 on the NYSE on December 31, 2005.

(2)
As noted earlier, upon his resignation from the Company Mr. Beer forfeited all stock options previously granted to him.

Long Term Incentive Plan Awards

        The following table contains information concerning long term incentive plan awards granted to the named executive officers in 2005. In 2005, Performance Units were granted under the terms of the 2005/2007 Plan. A distribution under the 2005/2007 Plan will be made, if at all, depending upon the Corporation's total stockholder return ranking relative to certain of its competitors during the three-year measurement period from January 1, 2005 through December 31, 2007 (inclusive) and, for the named executive officers, the attainment of certain corporate objectives. Further information regarding Performance Units and the 2005/2007 Plan can be found in the Compensation Committee Report. Career Performance Shares were granted to Mr. Arpey in 2005. The grant was for 58,000 shares of deferred stock. The vesting of these shares will occur in 2015 upon the attainment of certain performance criteria. Further information regarding Career Performance Shares can be found in the Compensation Committee Report.

Long Term Incentive Plan Awards in 2005
				Estimated Future Payouts Under Non-Stock Price Based Plans
	Number of Shares, Units or Other Rights (#)		Performance or Other Period Until Maturation or Payout
Name				Threshold(#)	Target(#)	Maximum(#)

Arpey	140,000	Performance Units	12/31/2007	0	140,000	245,000
	58,000	Career Performance Shares	7/25/2015	0	58,000	101,500

Garton	77,600	Performance Units	12/31/2007	0	77,600	135,800

Beer (1)	77,600	Performance Units	12/31/2007	0	77,600	135,800

Kennedy	57,000	Performance Units	12/31/2007	0	57,000	99,750

Reding	57,000	Performance Units	12/31/2007	0	57,000	99,750

(1)
Upon his resignation from the Company Mr. Beer forfeited all units under the 2005/2007 Plan.

Pension Plan

        American's basic pension program for management personnel consists of a defined benefit retirement plan (the "DBP") which complies with the Employee Retirement Income Security Act of 1974 ("ERISA") and qualifies for federal exemption under the Internal Revenue Code ("Code").

        The DBP, since it is a qualified plan, is subject to various restrictions under the Code and ERISA with respect to payments and benefit calculations. Thus, ERISA and the Code limit the maximum annual benefit payable under a qualified plan such as the DBP to $170,000. Further, ERISA limits the maximum amount of annual compensation that may be taken into account under the DBP. In 2005, the maximum amount of annual compensation to be taken into account under the DBP was limited to $210,000.

        To address these limitations, the officers of American are eligible for additional retirement benefits to be paid by American under the Supplemental Executive Retirement Plan (the "SERP"). The SERP calculates an officer's annual pension benefit upon retirement by determining the officer's "final average earnings" (see chart below), as follows: (final average salary, as calculated under the DBP); plus (average incentive compensation payment, which is the arithmetic mean of the highest four incentive compensation payments paid to the officer since January 1, 1985); plus (average performance return payment, which is the arithmetic mean of the highest four performance return payments paid to the officer since January 1, 1989).

        The following table shows typical annual benefits payable under the DBP and the SERP, as a straight-life annuity, based upon retirement in 2005 at age 65, to persons in specified remuneration and credited years-of-service classifications. The table incorporates an off-set for the receipt of Social Security benefits. Benefits are shown in the table on a single-life annuity basis; however, the officer will receive the SERP benefit in a lump-sum.

Pension Plan Table

	Annual Retirement Benefits Credited Years of Service
Final Average Earnings ($)
	15 ($)	20 ($)	25 ($)	30 ($)	35 ($)

400,000	103,696	142,010	180,323	218,636	257,512

600,000	163,696	222,010	280,323	338,636	397,512

800,000	223,696	302,010	380,323	458,636	537,512

1,000,000	283,696	382,010	480,323	578,636	677,512

1,200,000	343,696	462,010	580,323	698,636	817,512

1,400,000	403,696	542,010	680,323	818,636	957,512

1,600,000	463,696	622,010	780,323	938,636	1,097,512

1,800,000	523,696	702,010	880,323	1,058,636	1,237,512

        As of December 31, 2005, the named executive officers had the following credited years of service (which includes any additional credited years of service awarded): Mr. Arpey – 22.3; Mr. Garton – 18.4; Mr. Kennedy – 20.5; and Mr. Reding – 9.8. Mr. Reding has an agreement with American whereby he receives an additional credited year of service for each year of actual service, up to a maximum of ten additional years of credited service. Mr. Reding had 4.9 years of additional credited service as of December 31, 2005. At the time of his resignation from the Company, Mr. Beer had accrued 13.3 years of credited service.

COMPENSATION COMMITTEE REPORT

Overall Policy

Compensation Philosophy

        The objectives of the Corporation's compensation policies are: (a) to attract and retain the best possible talent; (b) to align management performance with the Corporation's long term strategic goals; (c) to link management and stockholder interests through stock-based compensation; (d) to link management and employee interests through the annual incentive plan; and (e) to provide compensation that appropriately links individual compensation decisions to corporate and individual performance. With these objectives in mind, the Corporation has developed an overall compensation strategy that bases a very large portion of management compensation on the Corporation's financial success. This "at risk" compensation is achieved primarily through (y) grants of stock-based compensation to management and (z) management's participation in plans that are driven by financial and operational performance measures.

        The Compensation Committee is composed entirely of independent members of the Board of Directors. No member of the Committee is a current or former employee or officer of the Corporation or any of its affiliates. The Committee meets regularly throughout the year to review general compensation issues and determines the compensation of all of the officers of American (some of whom are also officers of the Corporation). The Committee utilizes the advice of two independent external consultants to ensure management compensation is competitive and reasonable.

        Once a year, generally in July, the Compensation Committee conducts a comprehensive review of the Corporation's executive compensation program (the "Compensation Review"). The Compensation Review includes (a) an internal report evaluating executive compensation throughout the Corporation to ensure consistency and program effectiveness and (b) a comprehensive report from Hewitt Associates LLC ("Hewitt", an independent compensation consultant retained separately by the Committee) evaluating the competitiveness of executive compensation at the Corporation relative to other major airlines and public corporations employing similar executive talent (the "Comparator Group"). For the 2005 Compensation Review the Comparator Group was composed of the following companies: 3M Company, Alcoa Inc., Caterpillar, Inc., Continental Airlines, Inc., Deere & Company, Delta Air Lines, Inc., Electronic Data Systems Corporation, Federal Express Corporation, General Dynamics Corporation, H.J. Heinz Company, Honeywell International, Inc., J. C. Penney Company, Inc., Johnson Controls, Inc., Lear Corporation, Lockheed Martin Corporation, Motorola, Inc., Northrop Grumman Corporation, Northwest Airlines Corporation (Northwest Airlines), Raytheon Company, Sara Lee Corporation, Southwest Airlines Co., The Boeing Company, The Coca-Cola Company, The Gillette Company, The Goodyear Tire & Rubber Company, UAL Corporation (United Airlines), United Parcel Service, Inc., United Technologies Corporation, US Airways Group, Inc. (US Airways and America West), Weyerhaeuser Company and Whirlpool Corporation.

        The Committee regularly reviews data on the competitive marketplace, comparing total compensation and each element thereof at the Corporation with compensation opportunities at the Comparator Group. The Committee's policy is to establish compensation ranges that are approximately at the median of those found at the Comparator Group.

        An executive's compensation has the following components: (a) base salary; (b) incentive compensation (a one year performance-based bonus component pursuant to the annual incentive plan); (c) stock options (vesting over five years); (d) performance shares and performance units (a three year performance-based component); (e) awards of deferred shares and units (a tenure based component); (f) Career Equity Shares (a retirement based component); and (g) Career Performance Shares (a ten year performance-based component).

        The Committee believes that it is important (but not determinative) for the compensation paid to the Corporation's executive officers to be tax deductible under Section 162(m) of the Internal Revenue Code. The

Committee believes that the goal of maximizing deductibility must be balanced against the Corporation's long-term strategies and goals and the need to retain executive talent. The Committee believes, however, that compensation paid to the named executive officers in 2005 will be fully deductible for federal income tax purposes.

Current Challenges

        In light of the economic difficulties facing the airline industry, the most pressing challenge confronted by the Committee is the retention of executive talent. The reasons underlying such retention issues can be traced to the fact that: (a) bonuses under the Corporation's annual incentive plans have not been paid since the 2000 plan; and (b) stock options granted to the officers and other key employees prior to 2002 have little in-the-money value. As a result, over the course of the past three years the Corporation has seen the departure of three Chief Financial Officers and its Senior Vice President of Human Resources for opportunities outside the airline industry. In addition, the Corporation has witnessed the early retirement of several senior officers and the resignations of other key executive talent. To address these retention challenges and to reflect the changes in executive compensation that are occurring at large, publicly held companies, the Committee has taken initiatives as more fully detailed in the report that follows.

Discussion

        The following discussion relates to Messrs. Arpey, Garton, Beer, Kennedy and Reding who are the named executive officers.

(a) Base Salary

        Each of the named executive officers received a 1.5% increase in base salary in May 2005.

        The Committee also reviews officers' base salaries, including those of the named executive officers, during the Compensation Review. The Committee makes adjustments, if any, to these salaries based on the Hewitt market data and its subjective evaluation of the performance of the Corporation and the individual. Salary increases in 2005 were approved for Messrs. Garton, Beer, Kennedy and Reding based upon the Committee's subjective evaluation of each officer's performance. Mr. Arpey declined an increase in base salary in 2005 (other than the 1.5% increase which was effective in May 2005).

(b) Annual Incentive Plan

        The Company and its labor unions have agreed upon a structure for future annual bonus plans. The annual bonus plan is styled the "Annual Incentive Plan" (the "AIP"). Eligible participants under the AIP include all U.S. based employees of American (including the named executive officers). The AIP has two primary components: (a) a financial component; and (b) a customer service component. For the 2005 AIP, the financial component required a pre-tax earnings margin of 5% before any payments would accrue. The customer service component contemplated payments ranging from $25 to $100 per month, per employee, predicated upon one of two customer service measures: (i) on-time arrival performance and (ii) customer satisfaction.

        Under the 2005 AIP, no payments were made under the financial component inasmuch as the Company failed to meet the required threshold of pre-tax earnings margin. With respect to the customer service component, payments accrued in February, March, April, May, June, July, September, October and November (in the amount of $25 each, except for the month of February where the accrual was for $50). In two instances the customer service payment was predicated upon customer satisfaction measurements and in seven instances the payment was based upon on-time arrival performance. These payments (totaling $250 for 2005) were made to all employees, including the named executive officers. These payments appear in the Summary Compensation Table under the column "All Other Compensation". The 2005 AIP also allows, at the discretion of the Committee, limited payments to management employees. Under the negotiated terms of the AIP, these payments can be no more than 20% of the employee's maximum target payment under the 2005 AIP. No such payments were made to any of the named executive officers in 2005.

        The AIP is approved annually by the Committee. Typically, this approval occurs during the first quarter of the Corporation's fiscal year.

(c) Stock-Based Compensation

        Stock-based compensation is used to align the interests of the officers and the Corporation's stockholders over the long term. In 2005, the Committee determined the amount of stock-based compensation based upon a subjective evaluation of the executive with respect to four factors: (a) individual performance; (b) where applicable, the executive's ability to perform multiple functions; (c) the executive's retention value to the Corporation; and (d) the executive's compensation relative to the compensation of similarly situated executives at the Comparator Group. The amount of stock-based compensation ultimately awarded depended upon the executive's evaluation with respect to these factors. The Committee generally does not take into account the amount of such compensation awarded in previous years.

Stock Options

        Stock options are issued to key employees and officers of American and the Corporation's other subsidiaries and are options to purchase the common stock of the Corporation. For the officers of the Corporation and American (including the named executive officers), stock option grants are generally made at the time of the Compensation Review, are exercisable for ten years from the date of grant, have an exercise price equal to the average market price of the Corporation's common stock on the date of grant and vest in 20% increments over five years. This structure provides an incentive to create stockholder value over the long term, since the full benefit of the stock option compensation package cannot be realized unless stock appreciation occurs over a number of years. Stock option grants for the named executive officers are from the 1998 Long Term Incentive Plan, as amended (the "LTIP"). The LTIP does not allow stock options to be priced below the fair market value of the Corporation's common stock on the date of grant.

        While stock options remain an important component of an executive's compensation, the Committee has determined that, consistent with compensation practices at other large publicly held companies, it will in the future place more emphasis on stock-based compensation components other than stock options, such as Performance Shares, Performance Units, deferred shares and deferred units.

        For the named executive officers, the number of stock options granted at the time of the 2005 Compensation Review was based upon the Committee's subjective evaluation of the executive relative to the factors outlined in paragraph (c) (Stock Based Compensation, above).

Performance Shares; Performance Units

        Performance Shares and Performance Units are grants of stock-based compensation awarded to officers and key employees of American and the Corporation's other subsidiaries and are contingent upon the achievement of certain performance criteria.

        In 2005, the Committee approved the 2005/2007 Plan. For the named executive officers, a distribution under the 2005/2007 Plan is contingent upon the attainment of certain corporate objectives (the "Corporate Objective Component") and the achievement of certain levels of total stockholder return ("TSR") relative to certain competitors of American during the three years (2005 - 2007) (the "TSR Component") (the competitors (collectively referred to as the "Competing Airlines") are Continental Airlines, Delta Air Lines, JetBlue Airways, Northwest Airlines and Southwest Airlines). Under the 2005/2007 Plan, no distribution will be made under the TSR Component if the Corporation's TSR ranking is last among the Competing Airlines (the TSR Component accounts for 50% of an award under the 2005/2007 Plan). Thereafter, the distribution under the TSR Component will vary according to the following schedule, where "Rank" is the Corporation's TSR ranking among the Competing Airlines and "Payment" is the percentage of target performance units granted:

Rank	Payment
#6	0%
#5	50%
#4	75%
#3	100%
#2	135%
#1	175%

        The Corporate Objective Component (which accounts for 50% of an award under the 2005/2007 Plan) is dependent upon the attainment of annual corporate objectives over the period 2005 - 2007, as determined by the Compensation Committee. For 2005 the corporate objectives were fashioned after the four tenets of the Turnaround Plan, including (a) safety, (b) customer service, (c) financial performance and (d) employee engagement.

        In April 2006 the Committee recommended and the Board approved an amendment and restatement of the 2003-2005 Performance Unit Plan for Officers and Key Employees, which is now the 2003-2005 Performance Share Plan for Officers and Key Employees, as Amended and Restated March 29, 2006 (the "2003/2005 Plan"). The principle effect of the amendment and restatement was to enable awards under the 2003/2005 Plan to be paid in cash and stock.

        A distribution under the 2003/2005 Plan was contingent upon the Corporation's attainment of a relative TSR objective over the three-year performance period, compared to American's principal competitors. During this three-year performance period (2003 - 2005) the Corporation achieved a relative TSR rank that triggered a distribution of 175% of the target award. The distribution from the 2003/2005 Plan occurred in April 2006 and consisted of cash and shares of the Corporation common stock. There was no distribution to Mr. Arpey from the 2003/2005 Plan because he had previously declined (in July 2003) any awards under the 2003/2005 Plan. See the Summary Compensation Table for information relating to distributions to the named executive officers.

        The Committee believes that Performance Shares and Performance Units are an effective means of providing long-term performance-based compensation. With both awards, the corporate objectives are reviewed annually to determine their attainment or lack thereof. The Committee believes that this direct link between performance and reward is important for motivation and retention. For the named executive officers, the number of Performance Units granted at the time of the 2005 Compensation Review was based upon the Committee's subjective evaluation of the executive relative to the factors outlined in paragraph (c) (Stock Based Compensation, above).

Deferred Units

        Deferred units are grants of stock-based compensation that vest 100% on the third anniversary of the grant date. In order to receive the award the recipient must be employed by the Corporation or one of its subsidiaries on the day the award vests (with pro-rata vesting in the case of death, disability, retirement or termination not for cause). At the time of the 2005 Compensation Review, Mr. Arpey was awarded 26,000 deferred units. In approving the grant to Mr. Arpey, the Committee considered the factors outlined in paragraph (c) (Stock Based Compensation, above), the need to retain Mr. Arpey's services over the short term and the need to bring Mr. Arpey's total compensation more in-line with median CEO compensation at the Comparator Group. The other named executive officers were likewise awarded deferred units at the time of the 2005 Compensation Review. The number of units granted was determined on the basis of the factors outlined in paragraph (c) (Stock Based Compensation, above).

Career Equity Shares

        No awards under the Career Equity Program were made to any of the named executive officers in 2005.

        Career Equity Shares are deferred share grants of the Corporation's common stock that vest at age 60. There is pro-rata vesting in the event of death, disability, termination not for cause, or early retirement.

Career Performance Shares

        Career performance shares are deferred share grants of the Corporation's common stock that vest in 2015, provided the Committee determines that certain pre-determined performance measures have been satisfied. There is pro-rata vesting of the deferred shares in the event of death, disability, termination not for cause, termination for good reason or early retirement. For 2005, the performance measures were fashioned after the four tenets of the Turnaround Plan, including (a) safety, (b) customer service, (c) financial performance and (d) employee engagement. At the time of the 2005 Compensation Review, Mr. Arpey was awarded 58,000 career performance shares for 2005. The award agreement also provides for the grant of a minimum of 58,000 shares of deferred stock in each of the succeeding four years. In approving the grant to Mr. Arpey, the Committee considered the factors outlined in paragraph (c) (Stock Based Compensation, above), the need to retain Mr. Arpey's services over the long term and the need to bring Mr. Arpey's total compensation more in-line with median CEO compensation at the Comparator Group.

Other Matters

        Mr. Beer (formerly the Corporation's Senior Vice President and Chief Financial Officer) resigned effective February 27, 2006. In July 2005 Mr. Beer's base salary was increased and he was awarded stock options, Performance Units under the 2005/2007 Plan and deferred units. Despite these compensatory arrangements Mr. Beer resigned for a more lucrative opportunity outside the airline industry. Upon his departure from the Corporation, he forfeited all previously granted: (a) stock options outstanding on the day of his departure; (b) Performance Shares or Performance Units under the 2003/2005 Plan, the 2004/2006 Plan and the 2005/2007 Plan (as applicable); (c) deferred units; and (d) deferred shares. On the effective date of his resignation, the value of these forfeited stock options, deferred stock and deferred units was approximately $9,289,685 (using the FMV of AMR's common stock on February 27, 2006 of $25.65 per share and, for options, the Black-Scholes valuation outlined earlier in this proxy statement).

Compensation Committee of AMR:
Michael A. Miles, Chairman David L. Boren Armando M. Codina Philip J. Purcell Judith Rodin

OTHER MATTERS INVOLVING EXECUTIVE OFFICERS

Executive Termination Benefits Agreements

        As of the Record Date, the Corporation had executive termination benefits agreements (the "Agreements") with twelve officers of American, including the named executive officers (except for Mr. Beer, whose contract was terminated upon his resignation). Since 1987, the Corporation's practice has been to have such Agreements with the senior officers of American.

        The benefits provided by the Agreements are triggered by the termination of the individual who is a party to an Agreement: (i) within two years following a change-in-control of the Corporation, if the individual's employment with the Corporation is terminated other than for cause or if the individual terminates his or her employment with "good reason"; or (ii) within the 30 day period immediately following the first anniversary of a change-in-control of the Corporation, if the individual terminates his or her employment with the Corporation. Any termination of an individual (other than for cause) that occurs not more than 180 days prior to a change-in-control and following the commencement of any discussions with a third party that ultimately results in a change-in-control will be deemed to be a termination of an individual after a change-in-control. If the individual's employment is terminated for cause or as a consequence of death or disability, the Agreement is not triggered.

        Under the terms of the Agreements, a change-in-control of the Corporation is deemed to occur: (i) if a third party acquires a certain percentage of the Corporation's common stock (other than a third party who has made such an acquisition for reasons other than seeking control); (ii) if the individuals who, as of the date of the Agreements, constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof (provided that directors subsequent to the date of the Agreements whose election or nomination was approved by a majority of the incumbent board will be considered as if such members were members of the incumbent board); (iii) upon the consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of the assets of another corporation unless (a) more than 60% of the Corporation's voting stock remains in the hands of the same stockholders, (b) no person owns more than 15% of the common stock of the surviving corporation and (c) at least a majority of the members of the Board following the transaction are the same as the members of the Board who approved the transaction; or (iv) upon the approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

        Except for one senior officer at American (whose Agreement is governed by the Donner/Chevedden Proposal as defined in the next paragraph), the Agreements provide that upon such termination the individual will receive: three times the sum of (i) the individual's annual base salary and (ii) the annual award paid under American's incentive compensation plan, as well as certain other miscellaneous benefits. In addition, upon a change-in-control, the vesting and exercisability of stock awards will be accelerated (for example, deferred and restricted stock will immediately vest at target award levels and all stock options will become immediately exercisable). Finally, the individual will be reimbursed for excise taxes, if any, paid pursuant to Section 280G of the Code (or its successor provision) and for federal income tax paid on such excise tax reimbursement.

        In December 2003, the Corporation received a stockholder proposal from Joan Donner with John Chevedden acting as her proxy (the "Donner/Chevedden Proposal"). It sought to require that any future Agreement be subject to stockholder approval. As defined in the Donner/Chevedden Proposal, the requirement for stockholder approval is necessary only for future change-in-control agreements (or amendments to existing agreements) that would result in payments exceeding 200% of the sum of an executive's base salary plus bonus. The current Board of Directors has accepted this proposal. The stockholder approval requirement for future Agreements became effective on May 19, 2004, the date of the 2004 annual meeting of stockholders.

AUDIT COMMITTEE REPORT

Number of Meetings, Nature of Reviews, Independence of Members, Charter, Meetings with Management and the Independent Auditors

        During 2005, the Audit Committee met nine times, including meetings via telephone conference call. The Audit Committee reviewed, among other things, the quality and integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, periodic filings on Form 10-K and Form 10-Q, the qualifications and independence of Ernst & Young, the performance of the Company's internal audit function, the status of the internal controls audit required by Section 404 of the Sarbanes-Oxley Act of 2002 (the "Sec. 404 Audit"), the performance of the independent auditors and other significant financial matters.

        Each member of the Audit Committee satisfies the definition of "independent director" as established in the NYSE Listing Standards and the rules and regulations of the SEC. Also, each member of the Committee fulfills the independence standard established under the Board's Governance Policies. Likewise, each member of the Audit Committee has been determined to be financially literate and to have financial management expertise, as those terms have been defined by the Board. The Board has concluded that Mr. Bachmann qualifies as an audit committee financial expert as such term is defined under rules and regulations of the SEC.

        The Audit Committee has had a written charter since May 2000 which is available on the Corporation's Investor Relations website located at www.aa.com/investorrelations by clicking on the "Corporate Governance" link. This charter is also available in print to any stockholder who so requests (see page 6 of this Proxy Statement).

        Throughout 2005, the Committee met with, and held discussions with, the Company's management as well as Ernst & Young. Some of the discussions between the Committee and Ernst & Young were in private with no members of the Company's management present. Similarly, at several times during 2005, the Committee met in private with the Company's General Auditor, with no other members of the Company's management present. Among other things, during these meetings the Committee reviewed and discussed the Company's audited consolidated financial statements and discussed such statements with management, the General Auditor and Ernst & Young.

        The Committee has received and reviewed the written disclosures and the letters from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee has discussed with Ernst & Young the firm's independence from the Company. The Committee has also discussed with Ernst & Young the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), and SEC rules.

        In reliance upon the reviews and discussions noted above, the Audit Committee recommended that the Board of Directors include the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the "2005 10-K"). The 2005 10-K was filed with the SEC on February 24, 2006. Subject to stockholder approval at the 2006 annual meeting, the Committee has also selected Ernst & Young as the Corporation's independent auditors for the 2006 fiscal year (see Proposal 2).

Audit Committee of AMR:
John W. Bachmann, Chairman Ray M. Robinson Joe M. Rodgers Matthew K. Rose Roger T. Staubach

FEES PAID TO ERNST & YOUNG LLP

        The following table sets forth the aggregate fees paid to Ernst & Young for audit services rendered in connection with the consolidated financial statements, and reports for fiscal years 2004 and 2005 and for other services rendered during fiscal years 2004 and 2005 on behalf of the Company and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services:

	(amounts in thousands)
	2005	2004
Audit Fees	$2,275	$2,398
Audit-Related Fees	624	755
Tax Fees	111	242
All Other Fees	0	0

Total Fees	$3,010	$3,395

  Audit Fees:    Consists of fees billed for professional services rendered for the audit of the Company's consolidated financial statements, the audit of internal controls over financial reporting (i.e., the Sec. 404 Audit), the review of the interim condensed consolidated financial statements included in quarterly reports, services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation.

  Audit-Related Fees:    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees". These services include employee benefit plan audits, auditing work on proposed transactions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

  Tax Fees:    Consists of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to federal, state and international tax compliance, assistance with tax audits and appeals, expatriate tax services, and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services consist of fees billed for other miscellaneous tax consulting and planning.

  All Other Fees:    Consists of fees for all other services other than those reported above. These services were discontinued as of December 31, 2003.

        In selecting Ernst & Young as the Company's independent auditors for the fiscal year ending December 31, 2006, the Audit Committee has considered whether services other than audit and audit-related services provided by Ernst & Young are compatible with maintaining the firm's independence.

PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES
OF INDEPENDENT AUDITORS

        The Audit Committee pre-approves all audit and permissible non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by Ernst & Young. Under this policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and includes an anticipated budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee. Pursuant to this delegation, the Chair must report any pre-approval decision by him to the Committee at its first meeting after the pre-approval was obtained.

CORPORATE PERFORMANCE

        The following graph compares the yearly change in the Corporation's cumulative total return on its common stock with the cumulative total return on the published Standard & Poor's 500 Stock Index, and an airline index published by the American Stock Exchange, in each case over the preceding five-year period. The Corporation believes that while total stockholder return is an indicator of corporate performance, it is subject to the vagaries of the market.

*
Defined as stock price appreciation plus dividends paid assuming reinvestment of dividends.

**
AMEX Airline Index includes AirTran Airways, Alaska Air, AMR Corporation, Continental Airlines, ExpressJet Holdings, Frontier Airlines, JetBlue Airways, Mesa Air Group, SkyWest Inc., and Southwest Airlines.

PROPOSAL 1—ELECTION OF DIRECTORS

        The Board of Directors proposes that the following thirteen director candidates, all of whom currently serve as AMR directors, be elected at the annual meeting to serve until the next annual meeting. Each of the nominees for election as a director has indicated that he or she will serve if elected and has furnished to the Corporation the following information with respect to his or her principal occupation or employment and business directorships as of the Record Date. Mr. Rodgers retired from the Board of Directors effective April 3, 2006.

        Unless otherwise indicated, all proxies that authorize the persons named therein to vote for the election of directors will be voted for the election of the nominees listed below. If any nominee is not available for election as a result of unforeseen circumstances, it is the intention of the Proxies to vote for the election of such substitute nominee, if any, as the Board of Directors may propose. Although the Company will attempt to provide advance notice of such a substitute nominee, it may be unable to do so in certain circumstances.

NOMINEES FOR ELECTION AS DIRECTORS

Gerard J. Arpey (Age 47)
First elected a director in 2003

Chairman, President and Chief Executive Officer of the Corporation and American, Fort Worth, Texas since May 2004; air transportation. Previously, Mr. Arpey held the following positions at the Corporation and American: President and Chief Executive Officer (April 2003 to May 2004); President and Chief Operating Officer (April 2002 to April 2003); Executive Vice President Operations (January 2000 to April 2002); and Senior Vice President Finance and Planning and Chief Financial Officer (March 1995 to January 2000).

John W. Bachmann (Age 67)
First elected a director in 2001

Senior Partner, Edward Jones, St. Louis, Missouri since January 2004, and Managing Partner from 1980 to 2003; financial services. Mr. Bachmann began his career at Edward Jones in 1959. He is also a director of the Monsanto Company.

David L. Boren (Age 64)
First elected a director in 1994

President, The University of Oklahoma, Norman, Oklahoma since 1994; educational institution. From 1979 through 1994, Mr. Boren was a United States Senator for Oklahoma. From 1975 through 1979, he was the Governor of Oklahoma. He is also a director of Texas Instruments, Inc. and Torchmark Corporation.

Edward A. Brennan (Age 72)
First elected a director in 1987

Retired Chairman, President and Chief Executive Officer of Sears, Roebuck and Co., Chicago, Illinois; merchandising. Mr. Brennan retired from Sears in 1995. Prior to his retirement, he had been associated with Sears for 39 years. He served as Executive Chairman of the Corporation from April 2003 until May 2004. Mr. Brennan is also a director of 3M Company; Allstate Corporation; Exelon Corporation and McDonalds Corporation.

Armando M. Codina (Age 59)
First elected a director in 1995

Chairman and Chief Executive Officer, Codina Group, Inc., Coral Gables, Florida since 1979; real estate investments, development and construction, property management and brokerage services. Mr. Codina is also a director of BellSouth Corporation; General Motors Corporation and Merrill Lynch & Co., Inc.

Earl G. Graves (Age 71)
First elected a director in 1995

Chairman, Earl G. Graves, Ltd., New York, New York since 1972 and Chief Executive Officer from 1972 to 2005; communications and publishing (including the publication of Black Enterprise magazine). Mr. Graves is also a director of Aetna Inc. and DaimlerChrysler AG.

Ann M. Korologos (Age 64)
First elected a director in 1990

Chairman, RAND Corporation Board of Trustees, Santa Monica, California since 2004; international public policy research organization. Mrs. Korologos has held positions with The Aspen Institute (1993 to present) and served as Senior Advisor for Benedetto, Gartland & Company (1996 to 2005). Previously, she served as United States Secretary of Labor (1987 to 1989). Mrs. Korologos is also a director of Fannie Mae; Harman International Industries, Inc.; Host Hotels & Resorts, Inc.; Kellogg Company and Microsoft Corporation.

Michael A. Miles (Age 66)
First elected a director in 2000

Mr. Miles is a Special Limited Partner of Forstmann Little & Co., New York, New York, and a member of its Advisory Board since 1995; investment banking. Previously, he was Chairman and Chief Executive Officer of Philip Morris Companies Inc. from 1991 until his retirement in 1994; consumer products. Mr. Miles is also a director of Citadel Broadcasting Corporation; Time Warner Inc.; Dell Inc. and Sears Holdings Corporation.

Philip J. Purcell (Age 62)
First elected a director in 2000

Retired Chairman and Chief Executive Officer, Morgan Stanley, New York, New York; financial services. Mr. Purcell retired from Morgan Stanley in 2005. Mr. Purcell became President and Chief Operating Officer of Dean Witter in 1982, and was Chairman and Chief Executive Officer of Dean Witter Discover from 1986 until it merged with Morgan Stanley in 1997.

Ray M. Robinson (Age 58)
First elected a director in 2005

Vice Chairman, East Lake Community Foundation, Atlanta, Georgia since November 2003; community re-development. He is President Emeritus of the East Lake Golf Club and served as its President from May 2003 to January 2006. He served AT&T Corporation as its President of the Southern Region from 1996 to May 2003 and as its Vice President, Corporation Relations from 1994 to 1996. He is also a director of Aaron Rents, Inc.; Acuity Brands Corporation; Avnet, Inc.; ChoicePoint and Citizens Trust Bank.

Dr. Judith Rodin (Age 61)
First elected a director in 1997

President, The Rockefeller Foundation, New York, New York since March 2005; private philanthropic institution. From July 1994 to June 2004, Dr. Rodin was the President of the University of Pennsylvania ("Penn"). She continues to hold positions at Penn as a Professor of Psychology in the School of Arts and Sciences and as a Professor of Medicine and Psychiatry in the School of Medicine. Dr. Rodin is also a director of Citigroup, Inc. and Comcast Corporation.

Matthew K. Rose (Age 46)
First elected a director in 2004

Chairman, President and Chief Executive Officer, Burlington Northern Santa Fe Corporation ("BNSF"), Fort Worth, Texas since March 2002; rail transportation. Previously, Mr. Rose held the following positions at BNSF or its predecessors: President and Chief Executive Officer (December 2000 to March 2002); President and Chief Operating Officer (June 1999 to December 2000); and Senior Vice President and Chief Operations Officer (August 1997 to June 1999).

Roger T. Staubach (Age 64)
First elected a director in 2001

Chairman and Chief Executive Officer, The Staubach Company, Addison, Texas since 1982; a global, commercial real estate strategy and services firm. After graduating from the United States Naval Academy in 1965, Mr. Staubach served four years as an officer in the U.S. Navy. He played professional football from 1969 to 1979 with the Dallas Cowboys.

        A plurality of the votes cast is necessary for the election of each director.

        Ray M. Robinson joined the Board of Directors in July 2005. Mr. Robinson was introduced to Messrs. Arpey, Brennan and Codina by Mr. Graves. In assessing Mr. Robinson's qualifications as a director, Mr. Codina and the other members of the Nominating  /  Corporate Governance Committee considered Mr. Robinson's experience as a senior executive with a large publicly held company, his familiarity in working with federal and state regulatory agencies and his financial experience. The Nominating  /  Corporate Governance Committee unanimously recommended to the entire Board that Mr. Robinson be elected a director and the Board agreed with the recommendation.

The Board of Directors recommends a vote FOR each of the nominees listed above.

PROPOSAL 2—RATIFICATION OF AUDITORS

        The Corporation's Audit Committee has selected Ernst & Young LLP to serve as the Corporation's independent auditors for the year ending December 31, 2006. The stockholders will be requested to ratify the Audit Committee's selection. Representatives of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement, if they so desire, and will be available to answer appropriate questions.

Vote Required for Approval

        A majority of votes cast is necessary for approval of the Audit Committee's selection of independent auditors. If the stockholders do not ratify the selection of Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Audit Committee.

The Board of Directors recommends a vote FOR approval of this proposal.

STOCKHOLDER PROPOSALS

        The Corporation expects the following proposals (items 3 through 6 on the proxy card) to be presented by stockholders at the Annual Meeting. Some of the proposals contain assertions about AMR that we believe are incorrect. We have not attempted to refute all these inaccuracies. However, the Board of Directors has recommended a vote against these proposals for broader policy reasons as set forth following each proposal.

PROPOSAL 3—STOCKHOLDER PROPOSAL

        Mrs. Evelyn Y. Davis, The Watergate Office Building, 2600 Virginia Ave., N.W., Suite 215, Washington, D.C. 20037, who owns 1,000 shares of stock, has given notice that she will propose the following resolution from the floor. The proposed resolution and statement in support thereof are set forth below. A majority of votes cast is necessary for approval of the proposal.

***

RESOLVED: That the stockholders of AMR recommend that the Board take the necessary steps so that future outside directors shall not serve for more than six years.

***

REASONS: The President of the U.S.A. has a term limit, so do Governors of many states. Newer directors may bring in fresh outlooks and different approaches with benefits to all shareholders. No director should be able to feel that his or her directorship is until retirement. Last year the owners of 4,410,390 shares, representing approximately 5.4% of shares voting, voted FOR this proposal.

If you AGREE, please mark your proxy FOR this resolution.

Response of the Board of Directors to this proposal.

        The Board of Directors recommends a vote against this proposal.

        The Corporation does business in a highly competitive industry and operates in a complex regulatory environment. The Corporation needs experienced directors. These directors provide significant value to the Corporation and its stockholders through their understanding of the industry and the Corporation's long-term strategies.

        The Board believes that its current policy of requiring directors to retire when they have reached retirement age, rather than term limits, is a preferable means of assuring director turn-over, while, at the same time, keeping experienced directors on the Board. For example, since 1990, and as of the Record Date, twelve outside directors have retired from the Board and ten new outside directors have joined the Board. Moreover, of the current nominees, about half have less than six years of Board service.

        As described elsewhere in this Proxy Statement, the Nominating / Corporate Governance Committee reviews annually the qualifications and the independence of each director in connection with the Committee's nomination of the slate of directors to be elected by the stockholders at the Corporation's annual meeting. Thus, there is an annual review of each director prior to his or her nomination at the annual meeting.

        The Board believes that the foregoing practices better serve the Corporation and its stockholders.

For these reasons, the Board of Directors recommends a vote AGAINST this proposal.

PROPOSAL 4—STOCKHOLDER PROPOSAL

        Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, who owns 100 shares of stock, has given notice that he will propose the following resolution from the floor. The proposed resolution and statement in support thereof are set forth below. A majority of votes cast is necessary for approval of the proposal.

***

Directors to be Elected by Majority Vote

Resolved: Directors to be Elected by Majority Vote. Shareholders request that our Board initiate an appropriate process to amend our Company's governance documents (charter or bylaws if practicable) to provide that director nominees must be elected or re-elected by the affirmative vote of the majority of votes cast at an annual shareholder meeting.

***

This proposal requests that that a majority vote standard replace our Company's current plurality vote. The new standard should provide that our director nominees must receive a majority of the votes cast in order to be elected or re-elected to our Board. To the fullest extent possible this proposal asks that our directors not make any provision to override our shareholder vote and keep a director in office who fails this criteria.

This proposal is not intended to unnecessarily limit our Board's judgment in crafting the requested governance change. For instance, our Board should address the status of incumbent directors who fail to receive a majority vote when standing for election under this standard and whether a plurality director election standard is appropriate in an election where the number of nominees exceeds the available board seats.

Currently if 99% of shareholders vote against a director, but he votes for himself, he will win. Policies that allow director nominees, with minuscule votes, to get away with only offering to resign are inadequate because they are still based on plurality voting. Changing the standard to a majority vote is a superior solution that merits shareholder support.

             A Single Yes-Vote from Our 160 Million Shares Can Now Elect a Director

Our directors can be complacent because our directors can now be re-elected with one yes-vote from our 160 million voting shares. This is possible through plurality voting.

If our directors must obtain a majority vote they may exercise restraint and not allow a recurrence of "problem directors" on our board. Two of our directors were rated "problem directors" by The Corporate Library (TCL) http://www.thecorporatelibrary.com/ a pro-investor research firm:

  1) Mr. Brennan, our lead director no less — because he chaired the 3M executive pay committee, a company which received a CEO pay rating of "F" by TCL.

  2) Ms. Rodin — because she chaired the Comcast Corporation executive pay committee, which received a CEO pay rating of "F" by TCL.

             Fifty-four (54) shareholder proposals in 2005

Fifty-four (54) shareholder proposals on this topic won a significant 44% average yes-vote in 2005 through late-September — especially good for a new topic. The Council of Institutional Investors www.cii.org, whose members have $3 trillion invested, recommends adoption of this proposal topic. Additionally the Council is sending letters asking the 1,500 largest U.S. companies to comply with the Council's policy and adopt this topic.

Directors to be Elected by Majority Vote
Yes on 4

Response of the Board of Directors to this proposal.

        The Board of Directors recommends a vote against this proposal.

        The Board believes that the proposal is unnecessary since the Board has taken numerous steps in the area of the election of directors to ensure good governance. As a result the Corporation has a history of having a majority of qualified, independent directors elected to the Board. All candidates for election to the Board of Directors are annually nominated by the Board's Nominating / Corporate Governance Committee, following detailed procedures set forth in (a) the Director Nominating Policies adopted by the Committee, (b) the Committee's charter and (c) the Governance Policies of the Board. These multiple guidelines require the careful consideration of each candidate, including all candidates suggested by stockholders. Thus, as of the Record Date, thirteen of the Board's directors are considered independent under the New York Stock Exchange guidelines. The Board therefore believes the Corporation's current method for electing qualified, independent Directors is serving the Corporation and its stockholders well.

        The conclusion that the proposal is unnecessary is supported further by the fact that at every annual meeting of the Corporation's stockholders since 1982 (when the Corporation was formed during a reorganization), each candidate for election to the Corporation's board has received at least 70% of the votes in favor of that candidate's election. Therefore, even if the majority election proposal had been adopted by the Corporation, the outcome of our elections during this period would have been the same. Thus, the rationale cited in the proposal is only a hypothetical and is misleading.

        In the opinion of the Board, majority voting exposes the Corporation to uncertainties not addressed in the proposal. For example, under the proposal, director nominees receiving less than a majority of the shares voted would not be elected. Since each of the Corporation's directors is elected annually, a situation could arise in which a majority of the Board's directors, or even none of the directors, receives a majority of the votes cast at an annual meeting. This could result in an unintended "change of control" of the Corporation, possibly leading to negative consequences under the terms of some of the Corporation's key agreements. Also, like most major public corporations, the Corporation is subject to Delaware's general corporate laws, and the Corporation's plurality election method is the default standard under Delaware law. The proposal fails to address these uncertainties.

        The Corporation has in place a detailed process for selecting qualified and independent candidates for election to the Board and the stockholders have historically overwhelmingly voted for those candidates. Therefore, in light of the uncertainties related to the proposal, the Board feels strongly that good corporate governance requires that the stockholders of the Corporation reject the majority vote proposal.

        In making this recommendation, the Board recognizes that a number of companies using plurality election methods have recently considered majority vote proposals similar to this proposal. For reasons similar to those outlined herein, these companies determined not to adopt the majority vote proposals. Some of these companies have however adopted a "modified plurality election" board policy. This policy typically provides that in uncontested elections, if any nominee for director receives a greater number of votes "withheld" from his or her election than votes "for" such election, that nominee must tender his or her resignation to the board's governance committee. The governance committee must then consider the circumstances and recommend to the entire board whether to accept it. These policies often require the board to act on the recommendation within some reasonable period of time following the election.

        The Board is committed to the highest standards of corporate governance. The Board has therefore adopted a policy similar to the "modified plurality election" policy described above, which will be effective for the election of directors at the Corporation's 2007 annual meeting. See "Majority Voting" on page 9 for further details on this policy.

        The Board, therefore, believes that adoption of this stockholder proposal is contrary to the best interests of the Corporation and its stockholders.

For these reasons, the Board of Directors recommends a vote AGAINST this proposal.

PROPOSAL 5—STOCKHOLDER PROPOSAL

        Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, acting as proxy for Mr. William Steiner, 9254 Via Classico East, Wellington, Florida 33411, the beneficial owner of 2,050 shares of stock, has given notice that he will propose the following resolution from the floor. The proposed resolution and statement in support thereof are set forth below. A majority of votes cast is necessary for approval of the proposal.

***

Separate the Roles of CEO and Chairman

        RESOLVED: Shareholders request that our Board establish a policy (in our bylaws if practicable) of separating the roles of CEO and Board Chairman, so that an independent director who has not served as an executive officer of our Company serves as Chairman whenever possible.

***

This proposal gives our company an opportunity to follow SEC Staff Legal Bulletin 14C to cure a Chairman's non-independence. This proposal shall not apply to the extent that compliance would necessarily breach any contractual obligations in effect at the time of the 2006 shareholder meeting.

Separating the roles of CEO and Chairman can promote greater management accountability to shareholders and lead to a more objective evaluation of our CEO.

             Progress Begins with One Step

It is important to take one step forward and adopt the above RESOLVED statement since our 2005 governance was not impeccable. For instance in 2005 it was reported (and certain concerns are noted):

  •
  The Corporate Library (TCL) http://www.thecorporatelibrary.com/ a pro-investor research firm rated our company:

    "F" in Board Composition.

  •
  We had no Independent Chairman — Independent oversight concern.
  •
  This was compounded by our Lead director's "problem director" rating (see "problem directors" below) and his 18-years director tenure — Independence concern.
  •
  Plus directors, including our problem directors, can be elected with a only one yes-vote from our 160 million voting shares under plurality voting.

  •
  Three directors had 15 to 18 years tenure—Independence concern.
  •
  Five directors held 4 to 6 board seats — Over-extension concern.
  •
  There are too many active CEOs on our board with 4 — Over-extension concern.
  •
  The above over-extension may result in our full board meeting only 6-times in a year.

  •
  Two directors were rated "problem directors" by The Corporate Library (TCL):

  1) Mr. Brennan — because he chaired the 3M executive pay committee. 3M was rated "F" in CEO pay by TCL.

  2) Ms. Rodin — because she chaired the Comcast Corporation executive pay committee. Comcast was rated "F" in CEO pay by TCL.

  •
  Our directors still had an obsolete pension plan — Conflict of interest concern.
  •
  Cumulative voting was not allowed.
  •
  Poison pill: A 2003 shareholder proposal asked our company to require shareholder approval of poison pills. Our Board adopted such a policy but with the loophole that our board can override a shareholder vote requirement and adopt a pill on its own.

These less-than-best practices reinforce the reason to take one step forward and adopt this proposal.

             Moreover

It is well to remember that at Enron, WorldCom, Tyco, and other legends of mis-management and/or corruption, the Chairman also served as CEO. If a CEO, who is also the Chairman, wants to cover up improprieties or mismanagement and directors disagree, with whom do they lodge complaints? The Chairman?

Separate the Roles of CEO and Chairman
Yes on 5

Response of the Board of Directors to this proposal.

        The Board of Directors recommends a vote against this proposal.

        It is the Board's opinion that Gerard J. Arpey is best suited to serve both as Chairman and CEO of the Corporation at this time. The Board's Governance Policies (the "Policies") currently give the Board the flexibility to determine whether it is in the best interests of the stockholders and the Corporation to separate or combine the roles of the Chairman and CEO. In April 2003 the Board took advantage of this flexibility and separated the roles of the Chairman and CEO upon the departure of Donald J. Carty, the then Chairman and CEO of the Corporation. Mr. Arpey became the CEO and President and Edward A. Brennan (an independent director) became the Chairman. Thereafter, in May 2004 the Board asked Mr. Arpey to serve both as Chairman and CEO and Mr. Brennan became the Lead Director. In each instance the Board determined the appropriate structure for the Corporation based upon the facts and circumstances then present. The proposal would remove this flexibility, which could be contrary to the best interests of the stockholders.

        Moreover, of the Corporation's directors, only Mr. Arpey is an employee of the Corporation. The other directors are independent under the Corporation's guidelines as well as those of the New York Stock Exchange. All members of the Board's four standing committees are likewise independent. The independent directors meet at least twice each year in executive session, without the presence of Mr. Arpey. The Lead Director, Mr. Brennan, presides during these executive sessions. As required by the Policies, the Board's independent directors review the performance of the CEO annually. Thus, despite assertions to the contrary in the proposal, as of the Record Date there were thirteen independent directors with the capabilities and the opportunities to oversee the Chairman and CEO and to hold him accountable for his actions.

        The Board believes that the current Policies, combined with the independence of the directors, make it unnecessary and unwise to have an absolute requirement to separate the Chairman and CEO positions. Adopting such a rule would only place limits on the Board's ability to select the person the Board believes is best suited to serve as Chairman of the Board.

        The Board believes that adoption of this proposal is contrary to the best interests of the Corporation and its stockholders.

For these reasons, the Board of Directors recommends a vote AGAINST this proposal.

PROPOSAL 6—STOCKHOLDER PROPOSAL

        Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, acting as proxy for Ms. Patricia Haddon, 75 Leonard Street 4SE, New York, New York 10013, the beneficial owner of 100 shares of stock, has given notice that he will propose the following resolution from the floor. The proposed resolution and statement in support thereof are set forth below. A majority of votes cast is necessary for approval of the proposal.

***

Cumulative Voting

RESOLVED: Cumulative Voting. Shareholders recommend that our Board adopt cumulative voting. Cumulative voting means that each shareholder may cast as many votes as equal to number of shares held, multiplied by the number of directors to be elected. A shareholder may cast all such cumulated votes for a single candidate or split votes between multiple candidates, as that shareholder sees fit. Under cumulative voting shareholders can withhold votes from certain nominees in order to cast multiple votes for others.

***

Cumulative voting won impressive yes-votes of 54% at Aetna and 56% at Alaska Air in 2005. Cumulative voting also won an all-time record support for any GM shareholder proposal topic at the 2005 GM annual meeting – more than 49% of the yes and no votes. Thus this proposal could be a contender to obtain a substantial or even majority vote at our company's meeting today.

I believe Cumulative Voting will improve our corporate governance and increase the possibility of electing at least one director with a specialized expertise or independence needed at our company. For instance an expertise to turnaround profit-robbing inefficiencies that our management is ignoring. The following is one example:

The extension of employee travel to non-employees and their guests forfeits an estimated $50 million annually. The continuation of this pre-9/11 policy and the associated loss of revenue remains undisclosed. Over 70,000 non-employees are receiving free and/or discounted airline employee tickets, for any class of service, to all American Airlines and American Eagle domestic and international destinations. The recipients of these costly perquisites are not AMR employees or immediate family.

Since 9/11, the estimated costs of providing perquisites to non-employees has far exceeded AMR's one time $58 million profit. This undisclosed loss of revenue negatively impacts: AMR's bottom line, cash flow and liquidity, ability to hedge fuel, meet maturing debt at acceptable interest rates and shareholder returns.

Meanwhile, customers pay more for booking fees and upgrades yet get less service. It is fiscally irresponsible to give our product away for free while removing pillows, charging for soft-drinks and taking aspirin off flights to save $20,000 annually.

The loss of revenue associated with non-employee perquisites was addressed from the floor at our 2005 AMR annual meeting. The shareholder comments concerning this loss of revenue and its impact on AMR's bottom line, shareholder returns, customers and taxpayers were deleted from the AMR transcript minutes as reported to shareholders.

Executive Committee members and the Board of Directors were advised of this loss of revenue in 2004. No one claimed responsibility for the continuation of this pre-9/11 program. And, no action has been taken to collect this substantial loss of revenue.

This is one example of ignoring profit-robbing inefficiencies which one focused director, elected through cumulative voting, could more adequately address.

Cumulative voting allows a significant group of shareholders to elect a director of its choice — safeguarding minority shareholder interests and bringing independent perspectives to Board decisions.

Cumulative Voting
Yes on 6

Response of the Board of Directors to this proposal.

        The Board of Directors recommends a vote against this proposal.

        It is the Board's opinion that cumulative voting encourages the election of directors who represent special interests rather than the interests of stockholders as a whole. The Board is opposed to this notion because it believes that no member of the Board should represent or favor the interests of any one stockholder or a limited group of stockholders. The Board feels strongly that it is the duty of each director to administer the business and the affairs of the Corporation for the benefit of all the stockholders. These objectives are facilitated by the Corporation's present method of electing directors, whereby each member of the Board of Directors must be elected by a plurality of the votes cast by the holders of the Corporation's common stock.

        The proposal states that in 2005 cumulative voting proposals received a majority of the votes cast with respect to two companies. The proposal fails to mention, however, that cumulative voting proposals were rejected by stockholders in the vast majority of the cases in 2005. Moreover, a similar proposal has been rejected on several occasions by the stockholders of the Corporation (e.g., in 1988, 1989 and 1990). Like the Corporation, most large public companies do not elect directors using cumulative voting.

        Finally, the proposal states that the Corporation's policy of extending limited employee travel privileges to non-employees costs the Corporation an estimated $50 million annually. The Board disagrees. Representatives from American have presented data to Ms. Haddon demonstrating that her estimate is grossly overstated. In any event, the Board is of the opinion that even if Ms. Haddon's analysis was factually sound, the cost of an employee travel-policy is hardly a compelling rationale for the replacement of a long-standing director election process.

        The Board believes that adoption of this proposal is contrary to the best interests of the Corporation and its stockholders.

For these reasons, the Board of Directors recommends a vote AGAINST this proposal.

OTHER MATTERS

        If any other matters properly come before the meeting, it is intended that the Proxies will vote in accordance with their best judgment.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The Company's directors and its executive officers are required, pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to file statements of beneficial ownership and changes in beneficial ownership of common stock of the Company with the SEC and the NYSE, and to furnish copies of such statements to the Company. Based solely on a review of the copies of such statements furnished to the Company and written representations that no other such statements were required, the Company believes that during fiscal year 2005 its directors and executive officers complied with all such requirements.

ADDITIONAL INFORMATION

        From time to time, stockholders submit proposals which may be proper subjects for inclusion in the proxy statement and for consideration at the annual meeting. Proposals for inclusion in the 2007 proxy statement must be received by the Corporation no later than December 22, 2006. All stockholders submitting proposals must meet the stockholder eligibility requirements of §240.14a-8 of Regulation 14A of the Exchange Act (available on the SEC website). Any such proposal, as well as any related questions, should be directed to the Corporate Secretary of the Corporation at the address below.

        The Corporation's Bylaws provide that any stockholder wishing to bring any other item, other than proposals intended to be included in the proxy materials and nominations for directors before an annual meeting must notify the Corporate Secretary of such fact not less than 60 nor more than 90 days before the date of the meeting. For the Corporation's 2007 annual meeting such notice must be received between February 16, 2007 and March 16, 2007. Such notice shall be in writing and shall set forth the item proposed to be brought before the meeting, shall identify the stockholder and shall disclose the stockholder's interest in the proposed item.

        Under the Corporation's Bylaws, nominations for director, other than those made by or at the direction of the Board of Directors, must be made by timely written notice to the Corporate Secretary of the Corporation setting forth as to each nominee the information required to be included in a proxy statement under the proxy rules of the SEC and including evidence of such nominee's consent to serve. Such notice must be received not less than 120 calendar days before the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting. For the Corporation's 2007 annual meeting, the Corporation must receive such notice prior to December 22, 2006.

        The Nominating / Corporate Governance Committee has adopted a policy whereby it will consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to:

AMR Corporation
Corporate Secretary
P.O. Box 619616, MD 5675
Dallas/Fort Worth International Airport, Texas 75261-9616

        Submissions that are received whose candidates meet the criteria for director nominees as approved by the Board will be forwarded to the Chairman of that Committee for further review and consideration. The criteria for director nominees are available on the Corporation's Investor Relations website located at www.aa.com/investorrelations by clicking on the "Corporate Governance" link.

        In certain sections of this Proxy Statement references are made to documents that may be found at the Corporation's website, at www.aa.com/investorrelations by clicking on the "Corporate Governance" link. All summaries of documents in this Proxy Statement are qualified in their entirety by reference to the text of the document on the Company's website.

By Order of the Board of Directors,

Charles D. MarLett Corporate Secretary

April 21, 2006

2006 ANNUAL MEETING AMR CORPORATION American Airlines Training & Conference Center Flagship Auditorium 4501 Highway 360 South, Fort Worth, Texas 76155 Wednesday, May 17, 2006
Registration Begins: 7:15 a.m. CDT	Meeting Begins: 8:00 a.m. CDT
•	AMR Corporation stockholders as of the close of business on March 20, 2006 are entitled to attend the annual meeting on May 17, 2006
•
Admission to the annual meeting will be by ticket only – please bring the admission ticket printed on, or included with, the proxy card or other proof of beneficial ownership of AMR Corporation shares as of March 20, 2006, such as a statement from your broker reflecting your stock ownership as of March 20, 2006. Stockholders may be asked for a valid picture identification. If you do not have valid picture identification and either an admission ticket or appropriate documentation that you own AMR stock, you may not be admitted to the meeting. All stockholders and their guests will be required to check-in at the registration desk.
•	Persons acting as proxies must bring a valid proxy from a record holder who owns shares as of the close of business on March 20, 2006
•	Please allow ample time for check-in
•	Thank you for your interest and support – your vote is important!

ANNUAL MEETING OF STOCKHOLDERS OF
AMR CORPORATION
May 17, 2006
PROXY VOTING INSTRUCTIONS
THREE WAYS TO VOTE:
As a stockholder, you can help AMR Corporation save both time and expense by voting this proxy over the Internet or by touch-tone telephone.

 INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.
                                                             -OR-
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
                                                             -OR-
MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card.	COMPANY NUMBER ACCOUNT NUMBER
THANK YOU FOR VOTING!
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.
The Board of Directors recommends a vote FOR proposals 1 and 2; and AGAINST proposals 3, 4, 5 and 6.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1.	Election of Directors:	NOMINEES:	2. Ratification of the selection of Ernst & Young LLP as independent auditors for the year 2006.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	( ) Gerard J. Arpey
( ) John W. Bachmann
( ) David L. Boren
( ) Edward A. Brennan
( ) Armando M. Codina
( ) Earl G. Graves
( ) Ann M. Korologos
( ) Michael A. Miles
( ) Philip J. Purcell
( ) Ray M. Robinson
( ) Judith Rodin
( ) Matthew K. Rose
( ) Roger T. Staubach
3. Stockholder Proposal Relating to Term Limits for Non-Employee Directors.

4. Stockholder Proposal Relating to a Director Election Vote Threshold.

5. Stockholder Proposal Relating to an Independent Board Chairman.

			6. Stockholder Proposal Relating to Cumulative Voting	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐
This proxy, when properly signed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR all of the Board of Directors' nominees; FOR proposal 2; and AGAINST proposals 3, 4, 5 and 6.
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐	If you plan to attend the Annual Meeting, please mark this box: ☐

Signature of Stockholder _________________ Date: ________ Signature of Stockholder _________________ Date: ________

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

A D M I T T A N C E    T I C K E T
AMR CORPORATION

The 2006 Annual Meeting of Stockholders will be held at 8:00 a.m., CDT, on Wednesday, May 17, 2006, at the American Airlines Training & Conference Center, Flagship Auditorium
4501 Highway 360 South, Fort Worth, Texas 76155

TO ATTEND THIS MEETING
YOU MUST PRESENT THIS
ADMITTANCE TICKET OR
OTHER PROOF OF SHARE
OWNERSHIP

Stockholders may be asked for
a valid picture identification.

Registration begins at 7:15 a.m.

NOTE: Cameras, tape
recorders or other similar
recording devices will not be
allowed in the meeting room.

PROXY/VOTING INSTRUCTION CARD
AMR CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF AMR CORPORATION

The undersigned hereby appoints Gerard J. Arpey, David L. Boren and Ann M. Korologos, or any of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of AMR Corporation on May 17, 2006, and any adjournments thereof, upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

Employees/Participants Holding Shares of AMR Corporation's Stock as an Investment Option Under the $uper $aver 401(k) Plan (the "Company Stock 401k Option" or "Options"): This card also constitutes your voting instructions to the appointed investment manager for those shares held in such Option. Consistent with its fiduciary duties under the Employee Retirement Income Security Act of 1974, United States Trust Company, N.A. ("U.S. Trust"), as investment manager of the Company Stock 401k Option, will vote your allocated shares held in the Option for which timely voting instructions are received as instructed by you. Your voting instructions to U.S. Trust are confidential. In order for your vote to be counted, U.S. Trust must receive your voting instructions by 11:59 p.m., EDT, on May 12, 2006. Any shares for which timely instructions are not received by U.S. Trust will be voted in the same manner and proportion as those shares for which timely instructions are received. The number of shares you are eligible to vote is based on your unit balance in the Company Stock 401k Option on March 20, 2006, the record date for the determination of shareholders eligible to vote. If you have any questions regarding your voting rights under the Option, this voting instruction form or the confidentiality of your vote, please contact U.S. Trust between the hours of 9:00 a.m. to 4:00 p.m. PDT at 1-800-535-3093.

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you vote your shares using the Internet, vote by telephone or sign and return this card.

(Continued and to be signed on the reverse side)

QuickLinks

ELECTRONIC DELIVERY OF PROXY DOCUMENTS
ABOUT THE ANNUAL MEETING
INFORMATION REGARDING THE BOARD OF DIRECTORS
OWNERSHIP OF SECURITIES
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
OTHER MATTERS INVOLVING EXECUTIVE OFFICERS
AUDIT COMMITTEE REPORT
FEES PAID TO ERNST & YOUNG LLP
PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS
CORPORATE PERFORMANCE
PROPOSAL 1—ELECTION OF DIRECTORS
NOMINEES FOR ELECTION AS DIRECTORS
PROPOSAL 2—RATIFICATION OF AUDITORS
STOCKHOLDER PROPOSALS
PROPOSAL 3—STOCKHOLDER PROPOSAL
PROPOSAL 4—STOCKHOLDER PROPOSAL
PROPOSAL 5—STOCKHOLDER PROPOSAL
PROPOSAL 6—STOCKHOLDER PROPOSAL
OTHER MATTERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ADDITIONAL INFORMATION